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                                                                     EXHIBIT 2.5

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into effective 12:00 midnight (E.S.T.) on the 6th day of February, 2002 by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria" or the "Purchaser"), CHOICEPOINT SERVICES, INC., a Georgia corporation ("ChoicePoint"), and CHOICEPOINT HEALTH SYSTEMS, INC., a Kansas corporation ("CHS, Inc." or the "Seller").

                                   BACKGROUND:

      A. The Seller is engaged in the business of direct-to-consumer laboratory Alc, MicroAlbumin and lipids testing and related services pertaining to the diabetes, cardiovascular and hypertension patient populations (the "Business").

      B. Subject to the terms and conditions contained herein, as set forth in this Agreement, the Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from the Seller, as of the Closing (as defined in Section 2.1), the Business as a going concern together with substantially all of the Seller's assets used in the Business.

      C. It is the intent of the parties that this Agreement reflect and document the terms of the above transfer of the Business and the assets of the Business from the Seller to the Purchaser as of the Closing.

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. PURCHASE AND SALE OF ASSETS.

      1.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, CHS, Inc. hereby sells, conveys and delivers to Purchaser, and Purchaser hereby purchases from CHS, Inc., as of the Closing, all the "Assets" (as defined in Section 1.2 hereof), free and clear of any and all liens, charges, security interests, mortgages, claims and encumbrances of any kind (each a "Lien"), other than the Liens listed on Schedule 1.1 hereto (the "Permitted Liens") and subject only to specified liabilities as described in
Section 1.4 herein.

      1.2 ASSETS. For purposes of this Agreement, "Assets" means all assets, properties and rights of CHS, Inc., other than the "Excluded Assets" (as defined in Section 1.3 hereof). Without limiting the generality of the foregoing, Assets includes the following assets of CHS, Inc., except to the extent that such assets are Excluded Assets:

            (a) the Business as a going concern and the goodwill pertaining thereto;

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            (b) all machinery, equipment, supplies, inventories, computer equipment, office equipment, furniture, and other tangible personal property;

            (c) all copyrightable works, copyrights, trademarks, service marks, logos, trade dress, trade names, patents, patent applications, processes, inventories, computer programs, trade secrets, confidential business information, goodwill and other intellectual property (and any applications for any of the above) owned by CHS, Inc., all of Seller's rights under confidentiality, assignment of inventions and other similar rights, agreements and undertakings of any person, including, without limitation, under Seller's policies and all of CHS, Inc.'s rights in and to any intellectual property licensed to CHS, Inc. by third parties (whether in such instance the license is to CHS, Inc. or an affiliate thereof including, without limitation: the August 31, 2001 Trademark License Agreement between Osborn Group, Inc. and ChoicePoint Asset Company relating to the use of the "Appraise" trademark (i.e., "Appraise(TM)") (collectively, "Intellectual Property");

            (d) all notes receivable and all documents, records and other agreements relating thereto;

            (e) to the extent assignable or transferable, all licenses, franchises, approvals, permits, registrations and other similar rights obtained from governmental agencies or authorities (and all applications therefor) other than Medicare or Medicaid provider numbers including, without limitation, the
Section 510(k) determinations and approvals listed on Schedule 1.2(e) hereof (the "510(k) Approvals");

            (f) all of CHS, Inc.'s rights under all contracts, open purchase orders, agreements, covenants, options, leases, guaranties and other similar arrangements (whether oral or written) listed on Schedule 1.2(f) hereof;

            (g) all prepaid expenses and ad valorem taxes, interest and other expenses;

            (h) all telephone and facsimile numbers, to the extent assignable, and all domain names owned by or to which Seller has any rights;

            (i) all catalogs, brochures, customer lists, files, training materials, marketing materials, and other books and records;

            (j) all non-compete, non-solicitation and confidentiality agreements with any person to the extent assignable;

            (k) all claims, refunds (excluding all tax refunds other than those relating to tangible personal property), causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment against any other person or entity, including, without limitation, Purchaser or any of its affiliates (other than those arising under this Agreement or any agreement ancillary hereto);

            (l) all accounts receivable;


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            (m) all inventory, including, without limitation, raw materials, work in progress, and finished goods;

            (n) all United States Postal Service business reply permits and post office boxes, to the extent transferable and assignable; and

            (o) the lock-box established in connection with third party administrator Midland Professional Management, LLC.

      1.3 EXCLUDED ASSETS. Only the assets of CHS, Inc. as set forth on Schedule
1.3 are retained by CHS, Inc. and not sold to Purchaser pursuant to this Agreement (the "Excluded Assets").

      1.4 ASSUMED LIABILITIES. Upon the terms and subject to the conditions contained herein, at the "Closing" (as defined in Section 2.1 hereof) Purchaser shall execute and deliver to the Seller the "Assumption Agreement" (as defined in Section 2.3(b) hereof), pursuant to which Purchaser assumes and agrees to perform and discharge the following debts, liabilities and obligations of Seller (collectively, the "Assumed Liabilities"), as of the Closing:

            (a) all debts, liabilities and obligations arising after the Closing Date under the contracts and open purchase orders assigned to Purchaser pursuant to Section 1.2(f) and listed and described on Schedule 1.2(f) (but excluding any liabilities or obligations under such contracts arising from any acts or omissions occurring prior to or on the Closing Date); and

            (b) trade payables and accrued expenses relating to the Business (excluding, however, any payable or accrual to or related to any employee (including any associated payroll taxes) or independent sales representative other than accrued vacation pay payable by Seller to only the employees hired by Purchaser pursuant to Section 5.2 hereof), all as described in the unaudited balance sheet of CHS, Inc. dated as of December 31, 2001 (the "December 31st Balance Sheet"; and the "Balance Sheet Date") and as such may be incurred in the ordinary course of the Business from the Balance Sheet Date and until the Closing Date (the "Interim Period") but specifically excluding any liabilities listed as Excluded Liabilities in Sections 1.5(a) through 1.5(m) hereof.

      1.5 EXCLUDED LIABILITIES. Notwithstanding anything else contained herein to the contrary, all liabilities and obligations of ChoicePoint or the Seller (or any affiliates thereof) (whether known or unknown, liquidated or unliquidated, contingent or fixed) other than the Assumed Liabilities (collectively, the "Excluded Liabilities") shall remain the liabilities and obligations of ChoicePoint and Seller, respectively, and are not assumed by Purchaser pursuant hereto (regardless of whether any such liabilities or obligations are disclosed in this Agreement). ChoicePoint and Seller hereby agree to fully and timely pay, perform and discharge all of the Excluded Liabilities in accordance with their respective terms. Without limiting the generality of the foregoing, Excluded Liabilities include the following, whether or not reflected on the December 31st Balance Sheet:


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            (a) any liability or obligation arising under any contract or open purchase orders not listed on Schedule 1.2(f) hereof;

            (b) any liability or obligation related to the Excluded Assets;

            (c) except as described in Section 1.4(b), any liability or obligation to or in respect of any employee or independent sales representative (or former employee or independent sales representative) of ChoicePoint, Seller or any affiliates thereof (including, without limitation, any liability or obligation arising out of any person's employment/contract or termination of employment or contract and any commission or other payments concerning any revenues received or to be received by Seller or booked prior to the Closing) and any liability or obligation of ChoicePoint, Seller or any affiliates thereof under any Benefit Plan or with respect to any worker's compensation claims arising out of any injury sustained or occupational disease contracted prior to the Closing;

            (d) any liability or obligation under any litigation, arbitration, investigation or other proceeding brought against Seller with respect to any matter occurring prior to the Closing (regardless of whether it is pending as of or has been threatened or asserted prior to the Closing), including, without limitation, any and all matters relating to any dispute between Lab Documents, Inc. and Osborn Group, Inc. or Seller and those matters described in Schedules
3.7 and 3.13 herein (collectively, the "Lawsuits");

            (e) any liability or obligation for any sales, use or income taxes owed by ChoicePoint or Seller or any affiliates thereof and any liability or obligation for any sales, use or other taxes arising in connection with the consummation of the transactions contemplated by this Agreement;

            (f) any tax liability that may be imposed, with respect to the Assets, by any federal, state or local government on the ownership, sale, operation or use of the Assets, relating to any period ending on or before the Closing; provided, however, each party shall be responsible for their pro-rata share of any ad valorem taxes for calendar year 2002;

            (g) any liability or obligation of Seller relating to any breach of contract, breach of warranty, tort, infringement or violation of law;

            (h) any liability or obligation payable to ChoicePoint, Osborn Group, Inc., or any affiliates thereof or successors thereto;

            (i) any liability or obligation of ChoicePoint, Seller or any affiliates thereof to indemnify any person by reason of the fact that such person was an employee, officer, director or agent of ChoicePoint or Seller (or such person was serving as an employee, officer, director or agent of any other entity at the request of ChoicePoint, Seller or any affiliates thereof) prior to the Closing;


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            (j) any liability or obligation of ChoicePoint, Seller or any affiliates thereof for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

            (k) any liability, obligation, guarantee or undertaking of ChoicePoint, Seller or any affiliates thereof relating to any debt of ChoicePoint, Seller or any affiliates thereof;

            (l) any liability or obligation of Seller relating to any real property leases or real property interests;

            (m) any other liability or obligation of Seller not specifically set forth in Section 1.4 hereof.

      1.6 PROCEDURES FOR ASSETS NOT TRANSFERABLE. If any of the contracts or other property or rights included in the Assets are not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some other person or entity and such consents are not obtained by Seller by the Closing Date, Seller shall notify Purchaser thereof at the Closing or by indicating such fact on a Schedule to the Agreement. With respect to any such required consent not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof, and Purchaser shall not assume such Seller's obligations thereunder. Instead, Seller and ChoicePoint shall use all reasonable efforts to obtain any such required consents not previously obtained as soon as reasonably possible after the Closing.

      1.7 PURCHASE PRICE.

            (a) Subject to the terms and conditions contained herein, Purchaser shall pay to Seller an aggregate initial purchase price for the Assets in the amount of $650,000 as of the Closing Date, subject to the adjustments described in Sections 1.8, 1.9 and 1.10 below, (the "Initial Purchase Price"). At the Closing, Purchaser shall (i) pay to Seller $550,000 of the Initial Purchase Price in cash and in accordance with Section 2.3(a) hereof and (ii) deposit into escrow with SunTrust Bank (the "Escrow Agent") the additional sum of $100,000 (the "Escrow Funds"). The parties agree that the Escrow Funds shall remain in escrow for a minimum of 180 days and that such Escrow Funds shall otherwise be disbursed by the Escrow Agent in accordance with Sections 1.8, 1.9 and 1.10 below.

            (b) As additional consideration for the assets, Purchaser shall also pay to ChoicePoint during the four (4) year period ending February 5, 2006 (the "Royalty Term"): (i) a royalty in the amount of $0.25 (twenty-five cents) for each of the following test kits distributed to any individual who is not a beneficiary of either the Medicare program or any state Medicaid program: (w) MicroAlbumin, (x) lipids or (y) Alc, or (z) any variation thereof based on the same Scientific Knowledge and Underlying Technology (each individually a "Test Kit" and collectively, the "Test Kits"), and (ii) a royalty in the amount of $1.00 (one dollar) for each laboratory MicroAlbumin, lipids or Alc test that uses a Test Kit performed for any individual, regardless of the Medicare/Medicaid status of such individual (the "Laboratory Tests"). For purposes of the preceding sentence, "Scientific Knowledge and Underlying Technology" shall


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mean (i) the Oral-Eze device, (ii) the preservative currently used by CHS, Inc.
to treat the Alc collection card and (iii) the technology protected by the following patent applications: (w) Method of Sequencing of Chronic Disease Testing, Reporting and Evaluation, Patent Application #09/353,865; (x) Method of Sequencing of Chronic Disease Testing, Reporting and Evaluation, PCT/US00/18780; and, (y) Insulated Specimen Shipping Kit, Patent Application #09/904,643. The above sales royalties are collectively referred to as the "Sales Royalties." The Sales Royalties shall be paid quarterly within 30 days after the close of each calendar quarter during the Royalty Term. At the time of payment, Purchaser shall submit to ChoicePoint a detailed statement consisting of the number of Test Kits distributed, the number of Laboratory Tests performed and a computation of the amount of Sales Royalties payable to ChoicePoint in accordance with the terms of this subsection. Payment shall be made to ChoicePoint in U.S. Dollars and sent to the address in Section 8.2, Notices, attention Internal Audit Department. ChoicePoint and its duly authorized representatives shall have the right, during regular business hours, for the duration of the Royalty Term and for three years thereafter, to audit Purchaser's books of account and records (including, without limitation, invoices, credits and shipping documents) in the possession or under the control of Purchaser solely to the extent necessary to verify the accuracy of the quarterly statements and Sales Royalty payments. Purchaser shall keep all such books of account, records and documents available for at least three years after the end of the calendar period to which they relate. ChoicePoint and its affiliates covenant and agree to maintain the confidentiality of any and all information obtained during the Royalty Term and not to use such information for any purposes other than as set forth in this paragraph; provided, further, that such covenants shall survive the Royalty Term indefinitely with respect to information qualifying as a trade secret under applicable law or Individually Identifiable Health Information (as such term is defined and used in the Health Insurance Portability and Accountability Act of 1996 and all regulations promulgated pursuant thereto) and for a period of three years after the expiration or termination of the Royalty Term with respect to all other information.

      1.8 CLOSING DATE ADJUSTMENTS. No later than the close of business on March 31, 2002, ChoicePoint and Seller shall provide to Purchaser an unaudited balance sheet that indicates the net current assets of the Seller as of the Closing Date (i.e., the current assets excluding the Excluded Assets of the Seller on the Closing Date less the current liabilities excluding the Excluded Liabilities of the Seller on the Closing Date, minus any applicable allowance for bad debts related to accounts receivable outstanding as of the Closing Date that are not Excluded Assets) (the "Closing Date Balance Sheet"). Within five business days following the receipt by Purchaser of the Closing Date Balance Sheet, Purchaser shall review such documentation and determine the amount of Seller's net current assets as of the Closing Date ("Seller's Closing Net Current Assets"). ChoicePoint and Seller shall give Purchaser access to all records and information reasonably requested by Purchaser to facilitate Purchaser's review of the Closing Date Balance Sheet. If Seller's Closing Net Current Assets are less than $475,000, the Initial Purchase Price shall be adjusted in accordance with Section 1.10 below.


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      1.9 POST-CLOSING DATE ADJUSTMENTS. Seller guarantees that Purchaser will collect one hundred percent (100%) of Seller's accounts receivable (other than accounts receivable that are Excluded Assets), minus any applicable allowance for bad debts related to such accounts receivable (the "Accounts Receivable"), outstanding as of the Closing Date (the "Guarantee") all as reflected in the Closing Date Balance Sheet, within 120 calendar days after the Closing Date (the "Due Date"). Within five business days after the Due Date, Purchaser shall calculate the amount of Accounts Receivable that remain uncollected as of the Due Date (the "Accounts Receivable Shortfall"). Purchaser shall furnish such calculations to Seller along with the Closing Date Balance Sheet and an itemization that includes: (i) the amounts, by customer name, that remain uncollected as of the Due Date; and (ii) the amount of those Accounts Receivable re-billed to such customers but uncollected as of the Due Date. Purchaser shall make a reasonable good faith effort to collect the Accounts Receivable in a commercially reasonable and diligent manner. In the event the Guarantee is not satisfied in full by the Due Date, the Initial Purchase Price shall be adjusted in accordance with Section 1.10 below.

      1.10 INITIAL PURCHASE PRICE ADJUSTMENTS, ESCROW AGENT INSTRUCTIONS.

            (a) If Seller's Closing Net Current Assets are less than $475,000 or the Guarantee is not satisfied in full by the Due Date (collectively, the "Trigger Events"), or upon the occurrence of both Trigger Events, the Escrow Agent shall be instructed to pay to Purchaser an amount equal to the lesser of
(i) $100,000 and (ii) the sum of (x) the amount by which $475,000 exceeds Seller's Closing Net Current Assets and (y) the Accounts Receivable Shortfall (the "Purchase Price Adjustment"). The remainder of the Escrow Funds shall be paid to Seller and, to the extent applicable, Purchaser shall assign to Seller all uncollected Accounts Receivable for which a Purchase Price Adjustment was made. If Seller's Closing Net Current Assets are equal to or greater than $475,000 but the Guarantee is not satisfied in full by the Due Date, the Escrow Agent shall be instructed to pay to Seller an amount equal to $100,000 minus the Accounts Receivable Shortfall and pay to the Purchaser the amount of the Accounts Receivable Shortfall. If the Purchase Price Adjustment exceeds $100,000, ChoicePoint and/or the Seller shall remit the balance of the Purchase Price Adjustment to Purchaser by wire transfer of immediately available funds to such bank accounts as Purchaser has instructed ChoicePoint and Seller in writing within five days of Purchaser's request. If Seller's Closing Net Current Assets are equal to or greater than $475,000 and Purchaser has collected one hundred percent (100%) of the Accounts Receivable by the Due Date, the Escrow Agent shall be instructed to pay all of the Escrow Funds to Seller.


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            (b) In the event of a dispute or disagreement between Purchaser and
Seller as to any portion of either the Closing Date Balance Sheet or Seller's Closing Net Assets that Purchaser and Seller are unable to resolve, either Purchaser or Seller may elect that the items remaining in dispute be submitted for resolution to a national independent certified public accounting firm selected by mutual agreement of Purchaser and Seller (the "Accountants"). The determination of the Accountants as to the issue(s) in dispute shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Accountants will be paid by the non-prevailing party or proportionally if the award is divided among the Purchaser and Seller. Purchaser and Seller hereby agree to cooperate and work in good faith and as expeditiously as reasonably possible to resolve any and all disputes and disagreements.

      2. THE EXECUTION.

      2.1 PLACE OF CLOSING. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the closing of the transactions contemplated hereby (the "Closing") shall occur by facsimile on February 6, 2002 (the "Closing Date"). The parties hereto acknowledge and agree that the Closing shall be effective as of 12:00 midnight (E.S.T.) on the Closing Date and that, except as otherwise expressly provided herein, all representations and warranties of the parties and other agreements by and between the parties shall be effective as of that time.

      2.2 DELIVERIES BY SELLER AND CHOICEPOINT. At the Closing, Seller shall deliver to Purchaser the following:

            (a) a Bill of Sale and Assignment (the "Bill of Sale"), substantially in the form attached hereto as Exhibit A, and such other assignments and other instruments of transfer and conveyance necessary or appropriate to transfer and assign the Assets, free and clear of any and all liens, charges, security interests, mortgages, claims and encumbrances other than the Permitted Liens to Purchaser, on the Closing Date;

            (b) an opinion of ChoicePoint's internal legal counsel dated as of the Closing Date, addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser, addressing such matters as the Purchaser may reasonably request;

            (c) a copy of resolutions of the board of directors and shareholder of Seller authorizing the execution, delivery and performance of this Agreement and any ancillary agreements by Seller, and a certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, that such resolution was duly adopted and are in full force and effect;

            (d) the certificates referred to in Section 6.1(e);

            (e) a Noncompetition and Nonsolicitation Agreement (the "Noncompetition and Nonsolicitation Agreement"), substantially in the form attached hereto as Exhibit B, executed by each of Seller and ChoicePoint;

            (f) A Lease agreement between Seller and Purchaser (the "Lease Agreement"), substantially in the form attached hereto as Exhibit C, executed by Seller;


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            (g) the Financial Statements (as defined in Section 3.3 herein);

            (h) the "Disclosure Letter" (as defined in Section 3 hereof);

            (i) An Escrow Agreement in the form attached as Exhibit D (the "Escrow Agreement") executed by ChoicePoint and Seller; and

            (j) such other certificates or documents reasonably requested by Purchaser.

      2.3 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to Seller the following (each of which shall be in form and substance reasonably satisfactory to Seller):

            (a) an amount equal to the Initial Purchase Price, via wire transfer of immediately available funds to such bank accounts as Seller has instructed Purchaser in writing at least two days prior to the Closing;

            (b) an Assumption Agreement (the "Assumption Agreement"), substantially in the form attached hereto as Exhibit E, executed by Purchaser;

            (c) a copy of resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and any ancillary agreements by Purchaser, and a certificate of the secretary or an assistant secretary of Purchaser, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

            (d) the certificate referred to in Section 6.2(d);

            (e) the Escrow Agreement executed by Purchaser;

            (f) the Lease Agreement executed by Purchaser;

            (g) an opinion of Matria's internal legal counsel dated as of the Closing Date addressed to Seller, in form and substance reasonably satisfactory to Seller, addressing such matters as the Seller may reasonably request; and

            (h) such other certificates or documents reasonably requested by ChoicePoint and the Seller.

            Additionally, Purchaser shall deliver the Escrow Funds to the Escrow Agent via wire transfer of immediately available funds in accordance with the Escrow Agent's instructions.

      3. REPRESENTATIONS AND WARRANTIES OF CHOICEPOINT AND CHS, INC. Each of the following representations and warranties is qualified by the disclosure letter, dated as of the date hereof (the "Disclosure Letter"), delivered to Purchaser by Seller at the Closing. ChoicePoint and Seller hereby, jointly and severally, represent and warrant, as of the date hereof and as of the Closing Date, to Purchaser as follows:


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      3.1 ORGANIZATION AND QUALIFICATION. ChoicePoint and Seller are
corporations duly organized, validly existing and in good standing under the laws of the State of Georgia and Kansas, respectively, and have the full corporate power and authority to own, lease and operate their properties as they now do and to carry on their businesses as they are presently being conducted. Seller's failure to be duly qualified as a foreign corporation to do business, and to be in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, will not and could not have a "Material Adverse Effect." As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on the Business, financial condition, results of operations, properties, assets or liabilities of the Seller taken as a whole, or on the ability of the Seller to enter into this Agreement and perform its obligations hereunder.

      3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of ChoicePoint and Seller has the requisite corporate power and authority to enter into this Agreement, the Noncompetition and Nonsolicitation Agreement, the Escrow Agreement, and the Lease Agreement (collectively, and together with any certificates, exhibits and schedules herein and therein, the certificates, exhibits and schedules herein and therein, the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each of ChoicePoint and the Seller, and no other corporate proceedings on the part of ChoicePoint or Seller are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by each of ChoicePoint and the Seller and constitute the legal, valid and binding obligation of each of such entities, enforceable in accordance with their terms. Except as set forth in the Disclosure Letter, neither ChoicePoint nor the Seller is subject to or obligated under any provision of (a) its respective Certificates of Incorporation or Bylaws, (b) any contract to which it is a party or by which it is bound, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would be breached, violated or defaulted (with or without due notice or lapse of time or both) or in respect of which a right of termination or acceleration or a loss of a material benefit or agreement or any encumbrance on any of its assets would be created or suffered by its execution and performance of this Agreement or the other Transaction Documents, except (as to clauses (b), (c) or (d) above) where such breach, violation, right of termination or acceleration, or encumbrance, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Disclosure Letter, neither the execution of the Transaction Documents nor the consummation of the transactions contemplated herein and therein will require the consent or approval of or registration or filing with any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, other than where the failure to obtain such consents or approvals or to make any such registration or filing would not have individually or in the aggregate a Material Adverse Effect on or prevent or materially delay ChoicePoint or Seller from performing its obligations under this Agreement. Schedule 3.2 attached hereto and made a part hereof, lists all of the contracts, agreements, covenants, options, leases, guaranties and other similar arrangements (whether oral or written) which require the


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consent of any party thereto or any other third party, to assign such contracts to Purchaser pursuant to the terms of this Agreement.

      3.3 FINANCIAL STATEMENTS. The (i) unaudited balance sheet and earnings statement of CHS, Inc. as of and for the year ended December 31, 2001 (such financial statements, together with the December 31st Balance Sheet, being hereinafter referred to, collectively, as the "Seller Financial Statements") and
(ii) audited consolidated financial statements of ChoicePoint as of and for the years ended December 31, 1999, December 31, 2000 and (iii) unaudited financial statements of ChoicePont as of and for the nine months ended September 30, 2001 (collectively, the "Financial Statements") (a) were or will be prepared in accordance with GAAP applied on a consistent basis (except as noted therein and except that the Seller Financial Statements do not and will not contain any notes and do not and will not include allocations of assets and services provided by ChoicePoint and do not and will not include accruals of vacation, sick leave or group health costs and the December 31st Balance Sheet does not reflect usual quarterly and year-end adjustments); (b) fairly present or will present the assets, liabilities and financial position of the Seller as of their respective dates, and the results of the Seller's operations and the sources and uses of funds for the periods then ended, except as shown in the Disclosure Letter with regard to subsequently discovered liabilities. The Disclosure Letter contains a complete and correct copy of the Financial Statements. During the Interim Period, each of ChoicePoint and the Seller has maintained its books and records related to the Business in the usual, regular and ordinary course of the Business on a basis consistent with past practices.

      3.4 ABSENCE OF CERTAIN EVENTS. Except as set forth in the Disclosure Letter, there has not been since December 31, 2001:

            (a) any adverse change in the Business or in the financial condition, assets, liabilities, earnings or results of operations of the Business or the Seller that constitutes a Material Adverse Effect;

            (b) any damage, destruction or casualty loss (whether or not covered by insurance) that constitutes a Material Adverse Effect;

            (c) any material change in the accounting methods or business practices followed by the Seller or ChoicePoint (with respect to the Seller);

            (d) any direct or indirect redemption or purchase or other acquisition by the Seller of any shares of its capital stock or any acquisition or proposed acquisition of real property by Seller;

            (e) any declaration, setting aside or payment of any dividend or distribution (other than cash) by Seller with respect to its capital stock;

            (f) any increase in any manner of the benefits or other compensation of any of Seller's employees except normal increases in accordance with established prior practice; any payment or agreement to pay any pension, retirement or severance allowance not required by any existing plan or agreement to any current or former officer or employee of Seller; or any amendment to any employment agreement or any incentive compensation, profit sharing, stock purchase, stock option, stock appreciation rights, savings, consulting, deferred compensation, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any current or former officer or employee of Seller;

            (g) any sale, transfer, lease, assignment or other disposition by Seller of any of its property, or any tangible or intangible asset used in the operation of the Business and with a fair market value in excess of $5,000.00 individually or $10,000.00 in the aggregate, to any other person or entity, except in the ordinary course of the Business;

            (h) any amendment or termination of any material oral or written contract, agreement or license to which Seller is a party or by which it is bound;

            (i) any revaluation by Seller of any of its Assets;

            (j) any mortgage, pledge, or other encumbrance of any of the Assets with a fair market value in excess of $5,000.00 individually or $10,000.00 in the aggregate;

            (k) any incurrence of any material liability or obligation not in the ordinary course of business and with a fair market value in excess of $5,000.00 individually or $10,000.00 in the aggregate; or

            (l) any agreement (oral or written) by Seller to do any of the things described in this Section 3.4.

      3.5 ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

            (a) The accounts receivable and accounts payable shown on the December 31st Balance Sheet (as the same have changed since the date thereof) represent sales made or services provided and expenses incurred in the ordinary course of the Business consistent with past practices. Except as set forth in the Disclosure Letter, none of such accounts receivable is the subject of a pledge or assignment to secure debt, is subject to any Liens, or has been placed for collection with any attorney or collection agency or similar individual or firm. Except as set forth in the Disclosure Letter, to the "Knowledge" (as defined in Section 8.13 hereof) of ChoicePoint or the Seller, no referral source or payor accounting for more than 2.5% of the Seller's total revenues during calendar year 2001 (i) has expressed dissatisfaction with the services of the Seller, other than those types and immaterial amounts of complaints incurred in the ordinary course of the Business or (ii) has expressed an intent to reduce materially its business with the Seller or that any such referral source or payor will be unable to pay for its purchases.

            (b) Schedule 3.5 includes a break-down of Seller's revenues during the period between January 1, 2001 and December 31, 2001 between (i) Medicare;
(ii) Medicaid; (iii) revenues received from persons with which a contract (listed on Schedule 1.2(f)) exists; and (iv) all other persons.

      3.6 NO UNDISCLOSED LIABILITIES. Except as set forth in the Disclosure Letter or as may have been or may be incurred in the ordinary course of business between the Balance Sheet Date and the Closing Date, or as reflected in or provided for in the Financial Statements (in each case, as of the date of each Financial Statement), the Seller has no debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which individually or in the aggregate are material to the financial condition, assets, liabilities, earnings, or results of operations of the Business.

      3.7 LITIGATION. Except as set forth in the Disclosure Letter, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the Knowledge of ChoicePoint or Seller, threatened by or against (i) Seller or against (ii) any of Seller's affiliates, employees or consultants relating to the Business or the transactions contemplated hereby, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Seller.

      3.8 TITLE TO PROPERTIES AND SUFFICIENCY OF ASSETS. Except as set forth in the Disclosure Letter, Seller has good and marketable title to all of the Assets, free and clear of all Liens other than Permitted Liens. Except as set forth on the Disclosure Letter, the Assets, together with the Excluded Assets, constitute all of the assets necessary to conduct the Business as such Business was conducted prior to and is conducted as of the date hereof, and only the Assets and Excluded Assets are reflected on the December 31st Balance Sheet. The Disclosure Letter sets forth all capital expenditures that, to the Knowledge of ChoicePoint or Seller, are necessary in the next 12 months in order to operate the Business as currently conducted and as currently proposed to be conducted.

      3.9 CONDITION OF TANGIBLE PROPERTY. Except as set forth in the Disclosure Letter, all real and personal property, equipment and other tangible property included in the Assets is in good repair and operating condition (normal wear and tear excepted).

      3.10 INFORMATION TECHNOLOGY SYSTEM. Except as set forth in the Disclosure Letter, the Information Technology System currently used by Seller is in good repair and operating condition and provides the Seller with all Information Technology services and functions necessary to operate the Business as such Business is conducted as of the date hereof and as currently proposed to be conducted.

      3.11 LEASE OF REAL AND PERSONAL PROPERTY. Seller does not lease from or to any person, any real property. The Disclosure Letter sets forth a list of all leases pursuant to which Seller leases, as lessee, personal property for use in its Business and which either (i) are or should have been reflected as liabilities on the December 31st Balance Sheet or (ii) provide for annual rental payments in excess of $1,000 per annum. Except as set forth in the Disclosure Letter, as to all leases listed in the Disclosure Letter, the Seller (A) has performed all material obligations required to be performed by it prior to the date hereof and (B) is not in default or, to its Knowledge, alleged to be in default. To the Knowledge of ChoicePoint and the Seller, there exists no material default, or any event which upon the giving of notice or passage of time would give rise to any material default, in the performance of any obligation to be performed by any other party to any of such leases.

      3.12 INTELLECTUAL PROPERTY. All Intellectual Property owned, used or held for use or licensed by CHS, Inc. or any of its affiliates in connection with the Business are listed in the Disclosure Letter. Except as set forth in the Disclosure Letter, Seller owns or has the right to use the Intellectual Property in the manner used or contemplated to be used by it in the Business; there are no pending or, to ChoicePoint's or Seller's Knowledge, threatened claims or proceedings against ChoicePoint or Seller (or any existing or former affiliates and/or predecessors thereof) asserting that Seller's use of any Intellectual Property infringes the rights of any other person or entity; Seller has no Knowledge of any use by it that may, with notice or passage of time, give rise to such a claim; and Seller has not licensed or otherwise assigned any rights in or to the Intellectual Property used in the Business to any other person or entity. Notwithstanding and without otherwise limiting the provisions of this
Section 3.12 and any other provision of this Agreement, ChoicePoint and Seller hereby, jointly and severally, represent and warrant that to their Knowledge neither the Appraise(TM) Collection Cards currently in use in the Business nor the collection cards currently being designed and developed by Seller do or will infringe the rights of any other person or entity. The Intellectual Property comprises all intellectual property rights needed to operate the Business as such Business was operated prior to and is operated as of the date hereof. Each of ChoicePoint and the Seller has taken all reasonable precautions to protect all confidential information and trade secrets of the Business.

      3.13 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. The Seller (and all of its affiliates, with respect to the Business) has complied in a timely manner with all laws and governmental regulations and orders relating to any of the Assets, or applicable to the Business, including, but not limited to, the healthcare, insurance, labor, equal employment opportunity, food and drug administration, insurance, labor, equal employment opportunity, occupational safety and health, environmental, hazardous or medical waste disposal and antitrust laws, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. Seller has not been charged or received any inquiries, except as set forth in the Disclosure Letter, in or relating to any violations of any state or federal statute or regulation involving fraudulent or abusive practices relating to its reimbursement from third party payors or its participation in state or federally sponsored reimbursement programs, including but not limited to fraudulent billing practices, nor, to the Knowledge of Seller, has Seller been investigated for such violations. Except as set forth on Schedule 3.13, no significant amount of funds are now or are expected by Seller to be withheld by any Medicare or Medicaid carrier, state agency or third party payor, other than pursuant to practices or policies of applicability to multiple parties within the industry.

      3.14 LICENSES, PERMITS AND GOVERNMENTAL APPROVALS.

            (a) CHS, Inc. has obtained all licenses, permits and other governmental approvals necessary to conduct the Business and to own and operate its assets and such licenses, permits and governmental approvals are valid and in full force and effect except where the failure to obtain such licenses, permits and governmental approvals would not individually or in the aggregate have a Material Adverse Effect. CHS, Inc. has all supplier numbers and authorizations necessary to receive payment for its services from and covered by Part B of the Medicare Program ("Medicare Authorizations"). No defaults or violations exist or have been recorded in respect of any license, permit or governmental approval of CHS, Inc. other than defaults or violations which would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. No proceeding is pending or, to the best Knowledge of ChoicePoint and the Seller, threatened, looking toward the revocation, limitation or non-renewal or otherwise in connection with any such license, permit, governmental approval or Medicare Authorizations, except for pending or threatened proceedings that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) All licenses, permits and other governmental approvals owned, used or held for use by CHS, Inc. or any of its affiliates in connection with the Business are listed in the Disclosure Letter. The Seller has delivered or made available for inspection to Purchaser a true and complete list of each such license, permit, and governmental approval, and each pending application for any license, permit or governmental approval, relating to the Business. All of such pending applications are in good standing and, to the Knowledge of the Seller, without challenge of any kind, and each statement, application and other document submitted or filed by ChoicePoint, on behalf of Seller, or Seller to or with any federal, state or other governmental agency or authority, or to or with any other person or entity, for purposes of obtaining a new or renewed license, permit, governmental approval or Medicare Authorization of any type described in this Section 3.14 in connection with the transactions contemplated hereby is true and complete, and except as set forth in the Disclosure Letter, none of the rights of Seller under any license, permit, governmental approval or Medicare Authorization will be impaired by the consummation of the transactions contemplated hereby, except, as to the foregoing matters, for such challenges, incompletenesses or inaccuracies, nondisclosures or impairments which do not relate to the Business or which would not, individually or in the aggregate, have a Material Adverse Effect.

            (c) Neither Seller nor ChoicePoint, as with respect to the Business, has received any written notice from and has not been made a party to any proceeding brought by any governmental authority alleging that (i) it is, or may be in violation of, any such law, governmental regulation or order, (ii) it must change any of its business practices to remain in compliance with such law, governmental regulation or order, (iii) it has failed to obtain any license, permit, governmental approval or Medicare Authorization required for the conduct of its business, or (iv) it is in default under or violation of any license, permit, governmental approval or Medicare Authorization.

            (d) Seller: (i) owns the 510(k) Approvals; and (ii) is in compliance with all applicable Food & Drug Administration laws and regulations pertaining to the Business and the 510(k) Approvals, including, without limitation, those laws and regulations relating to the manufacture, preparation, propagation, compounding, processing, assembling and repackaging of the items that are the subject of the 510(k) Approvals, except where such non-compliance would not have a Material Adverse Effect.

      3.15 BENEFIT PLANS. The Disclosure Letter contains a true and complete list of each pension, retirement, savings, profit sharing, deferred compensation, incentive compensation, bonus, stock option, severance or termination pay, medical, dental, life or other insurance, disability plan or other employee benefit plan or program, agreement or arrangement maintained, sponsored or contributed to by Seller (or by any affiliate of Seller) covering Seller's Employees (as defined in Section 3.21 below) engaged in the Business (including, but not limited to, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all of the foregoing being herein called "Benefit Plans." With respect to the Benefit Plans, individually and in the aggregate, Seller has made available to Purchaser a true and correct copy or description of any summary plan description relating to such Benefit Plan.

      With respect to the Benefit Plans, individually and in the aggregate, no event has occurred and, to the Knowledge of ChoicePoint or the Seller, there currently exists no condition or set of circumstances, in connection with which Seller could be subject to any material liability under ERISA, the Code, or any other applicable statute, order or governmental rule or regulation.

            (a) Except as noted in the Disclosure Letter, Seller does not sponsor or maintain any Benefit Plan or related trust that is intended to be qualified, respectively, under Section 401(a) and Section 501(a) of the Code.

            (b) Seller has never sponsored or maintained any Benefit Plan subject to the provisions of Title IV of ERISA or been subject to any potential liability under such Title as a result of the sponsorship of any such plan by an "affiliate" as defined in Section 407(d)(7) of ERISA, and Seller has never been obligated to make any contributions to any "multiemployer plan" as defined in
Section 3(37) of ERISA.

            (c) None of the Benefit Plans includes provisions that would require Purchaser to assume or would impose upon Purchaser any obligation to provide benefits thereunder.

      3.16 TAXES.

            (a) Except as set forth in the Disclosure Letter, with respect to the Assets, Seller has duly and timely filed all tax returns required to be filed by it, and all taxes shown to be due on such tax returns have been paid in full by it. There are no liens for taxes (other than for taxes not yet assessed or due and payable) on any of the Assets and there are no rulings or other agreements executed with any tax authority relating to the Assets that will be binding upon the Purchaser after the Closing. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

            (b) All tax returns filed by the Seller with respect to the Assets are complete and accurate in all material respects. Except as set forth in the Disclosure Letter, Seller is not currently the beneficiary of any extension of time with which to file any tax return.

            (c) To the Knowledge of ChoicePoint and the Seller, no claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that Seller is or may be subject to taxation by that jurisdiction with respect to the Assets.

            (d) Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency with respect to the Assets.

            (e) Except as set forth in the Disclosure Letter, there is no notice of deficiency, assessment, audit, examination, claim or other dispute concerning any tax liability of the Seller with respect to the Assets or the Business either (i) raised by any governmental entity in writing or (ii) as to which ChoicePoint or Seller has any Knowledge based upon any contact with any agent of any governmental entity.

      3.17 ENVIRONMENTAL MATTERS. The operations of the Business are currently in compliance with federal and state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its operations and business at such facility, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. To Seller's and ChoicePoint's Knowledge, Seller has received no written notice from any governmental authority of any material non-compliance with such laws, ordinances, regulations or orders by Seller.

      3.18 LABOR RELATIONS. Except as set forth in the Disclosure Letter:

            (a) Seller has paid or made provision for payment of all salaries, wages, and vacation pay accrued through the Closing Date, is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and non-discrimination in employment, and, in all material respects, Seller is not engaged in any unfair employment practice;

            (b) There is no charge pending or, to the Knowledge of the Seller, threatened before any court or agency alleging unlawful discrimination in employment practices or any unfair labor practice by Seller nor, to the Knowledge of the Seller, is there a basis for any such claim;

            (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of ChoicePoint or the Seller, threatened against or involving Seller;

            (d) There are no collective bargaining agreements binding on Seller;

            (e) No collective bargaining agreement has been requested by any employee representative or labor organization or is currently being negotiated by Seller;

            (f) Seller has not experienced work stoppage or any other material labor difficulty since its inception; and

            (g) No employees of Seller are represented by any labor or trade union and to the Knowledge of Seller and ChoicePoint, no movement to designate a collective bargaining unit to represent any of the employees of Seller exists or is threatened.

      3.19 INSURANCE. The Disclosure Letter sets forth a true and complete list, showing company, type and amount of coverage, of all insurance policies for the benefit of the Seller, its employees or third parties which are carried by or cover the Seller. Each such policy is in full force and effect and shall continue to provide coverage to the Business and the Assets through the Closing Date. Seller is not in material default with respect to any provision of any of its insurance policies nor has it failed to give any notice or present any claim thereunder in due or timely fashion or as required by any of such insurance policies which would result in failure to recover under such policies. Seller has materially complied with the insurance requirements of all leases to which it is a party. None of ChoicePoint or the Seller has received any actual notice of cancellation or indication of intention not to renew any such insurance policy.

      3.20 CERTAIN CONTRACTS. Except as listed in the Disclosure Letter:

            (a) Neither Seller nor ChoicePoint has any employment agreement or incentive compensation, profit sharing, stock option, stock appreciation rights, stock purchase, savings, consultant, deferred compensation, retirement, pension or other plans or other benefit arrangements or practices with or for the benefit of any officer, employee or any other person who performs services in connection with the Business, or any consulting agreement or arrangement with any officer, employee, former officer or former employee who performs services in connection with the Business;

            (b) Other than any agreement listed on Schedule 1.2(f), no officer or director of Seller or any other affiliate of Seller or ChoicePoint has any agreement (oral or written) with Seller or any interest in any of the real, personal or Intellectual Property used in or pertaining to the Business;

            (c) Seller is not a party to or bound by any contract, purchase order or sales order, other than those listed or described in Schedules 1.2(f) or 1.3 hereof, pursuant to which any party thereto is obligated to make payments (not yet made) aggregating more than $10,000 in any 12 month period;

            (d) All agreements listed on Schedule 1.2(f) and all mortgages and liens to which Seller is a party, or by which any of its assets or properties are bound or affected, are in full force and effect and binding obligations of the parties thereto, and no event or condition has occurred or exists, or to the Knowledge of ChoicePoint and the Seller, is alleged by any of the other parties thereto to have occurred or existed, which constitutes, or with the lapse of time or giving of notice or both might constitute, a material default or a basis for acceleration of any obligation, or other claim of non-performance thereunder or in respect thereof on the part of Seller;

            (e) Seller is not a party to any agreement and has no policy, program or arrangement (whether or not in writing), providing for severance or termination payments, or payments by Seller in connection with any change in control of Seller; and

            (f) Seller is not a party or subject to any non-competition agreement, obligation or commitment, or any other agreement, obligation or commitment restricting its ability to do business.

      3.21 NAMES AND ADDRESSES; COMPENSATION. Set forth in the Disclosure Letter is a complete and accurate list of the names and annual compensation of all employees and independent sales representatives of Seller ("Seller Employees"). The location of employment records, if any, pertaining to the Seller Employees is set forth in the Disclosure Letter. The Disclosure Letter also contains a list of all written agreements and summaries of all existing oral agreements with any consultants and agents of the Seller.

      3.22 WARRANTIES. Seller does not make, and has not made any warranties to any person with respect to its services or otherwise.

      3.24 OPERATION OF THE BUSINESS. During the Interim Period, ChoicePoint, as with respect to only the Business, and the Seller have operated the Business in the usual, regular and ordinary course in accordance with past practices and operations, have preserved intact the present organization of the Business, and have used all commercially reasonable efforts to keep available the services of the present officers and employees of the Business and to preserve the Business' goodwill and the Business' relationships with its, customers, suppliers and others having business dealings with it.

      3.25 FULL DISCLOSURE. No statement contained in (a) this Agreement, (b) the Disclosure Letter, or (c) any of the Transaction Documents or other writing delivered to Purchaser pursuant to the provisions of any of them, taken as a whole, upon execution and as of the Closing contains or will contain any untrue statement of a material fact or omits to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements therein not misleading.

      3.26 INVENTORY. The inventory included in the Assets consists of items of a quality and quantity usable and salable in the ordinary course of the Business and are free of material defects, and the quantity of inventory is reasonable and warranted given the present and anticipated material circumstances of the Business.

      4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date, to CHS, Inc. and ChoicePoint as follows:

      4.1 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with their terms. Purchaser is not subject to or obligated under any provision of (a) its Certificate of Incorporation or Bylaws, (b) any contract to which it is a party or by which it is bound, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would be breached, violated or defaulted (with or without due notice or lapse of time or both) or in respect of which a right of termination or acceleration or a loss of a material benefit or agreement or any encumbrance on any of its assets would be created or suffered by its execution and performance of this Agreement or the other Transaction Documents, except (as to clauses (b), (c) or (d) above) where such breach, violation or right which would not individually, or in the aggregate, prevent or materially delay Purchaser from performing its obligations under this Agreement. Neither the execution of the Transaction Documents nor the consummation of the transactions contemplated herein and therein will require the consent or approval of or registration or filing with any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, other than where the failure to obtain such consents or approvals or to make any such registration or filing would not have individually or in the aggregate a Material Adverse Effect on or prevent or materially delay Purchaser from performing its obligations under this Agreement.

      5. ADDITIONAL AGREEMENTS.

      5.1 EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

      5.2 EMPLOYEES AND EMPLOYEE BENEFITS.

            (a) Prior to or at the Closing, Purchaser may offer employment to some or all Seller Employees, in the Purchaser's sole discretion, upon such terms and conditions as shall be determined by Purchaser in its sole discretion. ChoicePoint and Seller shall use all reasonable business efforts to assist and support Purchaser in hiring all Seller Employees that Purchaser shall seek to hire as of the Closing Date. The Seller will retain all of the Benefit Plans currently maintained by the Seller as of the date of this Agreement, and Purchaser will not assume any obligations under any such plans. ChoicePoint and Seller will indemnify, defend and hold harmless Purchaser (and its directors, officers, employees and affiliates) with respect to such Benefit Plans for and against any and all claims, actions, judgments or causes of action based upon or arising out of or otherwise in respect of any such plan. Unless prohibited by law, the Seller shall provide to Purchaser all personnel records for the employees of the Seller hired by Purchaser on the date following the Closing (the "Hired Employees"), including, without limitation, names, social security numbers, dates of hire, dates of birth, number of hours worked each year, and salary history. ChoicePoint and Seller hereby agree not to employ, directly or indirectly, for a period of 12 months after the Closing Date, any Seller Employee to whom Purchaser has offered employment prior to or on the Closing Date and who decides not to accept employment with Purchaser. At the Closing, Purchaser shall provide ChoicePoint and Seller with a list of Hired Employees. All Hired Employees covered under Seller's health insurance plans who elect coverage under Purchaser's health insurance plan shall be covered effective 12:01 a.m. on the date following the Closing.

            (b) Without limiting any of the provisions herein, Purchaser will not assume any of the Benefit Plans, or any rights, duties, obligations or liabilities thereunder, nor shall it become a successor employer or be responsible in any way for Seller's or a common control entity's (as such term is defined under section 4.14(a) or (b) of the Internal Revenue Code of 1986, as such term may be amended from time to time) participation in or obligations or responsibilities with respect to any Benefit Plan, nor shall it be obligated by this Agreement to make any provision with respect to employee benefits after the Closing Date, except as required by this Section 5.3 and by Section 1.4(b) other than pursuant to rollover to Purchaser's 401k plan as elected by individual Hired Employees. No assets of any Benefit Plan shall be transferred to Purchaser or to any plan of Purchaser other than pursuant to rollover to Purchaser's 401k plan as elected by individual Hired Employees. Seller shall, after the Closing Date, comply with the continuation coverage requirements of Section 601 through 609 of ERISA and Section 4980B of the Code with respect to the Hired Employees; provided, however, that any such continuing coverage obligations resulting from a qualifying event that occurs after such Hired Employees are enrolled in Purchaser's health plan shall be the responsibility of Purchaser.

            (c) To the extent permitted by law, Purchaser will be permitted reasonable access to records of employees of Seller and ChoicePoint prior to Closing for the purpose of setting up Purchaser's benefit plans for Hired Employees.

            5.3 RIGHTS TO USE NAME. After the Closing, Purchaser may use the names "ChoicePoint Health Systems, Inc." and "ChoicePoint Health Systems" for purposes limited solely to the use of such names in conjunction with the collection of Accounts Receivable and exhausting the existing inventory and supplies of the Appraise(TM) test kits and related marketing materials where such names are pre-printed on such inventory and supplies. In connection therewith and for such purposes, Seller grants Purchaser a temporary, non-exclusive, non-assignable, fully-paid, no-fee license to use those names for a period of two years after the Closing or until the inventory is exhausted, whichever period is shorter.

      5.4 FURTHER ASSURANCES. Upon the reasonable request of any party to this Agreement, each party agrees to take any and all actions, including, without limitation, the execution of certificates, documents, or instruments necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

      5.5 BULK SALES LAW. As an inducement to Purchaser to waive compliance with the provisions of any applicable bulk sales or transfer laws, Seller hereby agrees that all of its debts, obligations and liabilities which are not expressly assumed by Purchaser under this Agreement will be paid and discharged by Seller as and when they become due and payable in the ordinary course of the Business. ChoicePoint and the Seller, jointly and severally, further agree to indemnify and hold Purchaser harmless from any and all liabilities incurred by Purchaser by reason of or arising out of claims made by creditors with respect to any non-compliance with any applicable bulk sales or transfer laws (except to the extent such claims constitute Assumed Liabilities).

      5.6 NOTICE OF EMPLOYEE'S TERMINATION. If Seller so requests in writing and identifies therein the employees of the Seller hired by Purchaser pursuant to this Agreement which have balances in their 401(k) accounts maintained by Seller as of the Closing Date, Purchaser shall inform Seller of any termination of any such employee's employment with Purchaser within a reasonable period of time after such termination.

      5.7 FURTHER ACTION. Upon the terms and subject to the conditions of this Agreement, each of ChoicePoint and the Seller shall use all commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without derogating from the above, ChoicePoint shall cause Seller to take all actions and meet all obligations under this Agreement.

      5.8 ADDITIONAL FINANCIAL INFORMATION. If and to the extent Purchaser shall decide to create audited financials for CHS, Inc. for any period prior to the Closing, Seller and ChoicePoint shall provide any relevant information and, at Purchaser's expense, assist Purchaser in creating such financials.

      5.9 ACCESS TO INFORMATION AFTER CLOSING.

            (a) At any time after the Closing Date, Seller and ChoicePoint shall give to Purchaser and to its counsel, accountants and other representatives reasonable access during normal business hours and upon reasonable notice to all books, commitments, agreements, records and files of Seller retained by Seller and/or ChoicePoint relating to the Business and the Assets.

            (b) At any time after the Closing Date, Purchaser shall give to ChoicePoint and Seller and to its counsel, accountants and other representatives reasonable access during normal business hours and upon reasonable notice to all books, commitments, agreements, records and files of CHS, Inc. assigned or transferred to Purchaser and relating to the operation of Seller before the Closing and after the Closing as described in Section 5.5 herein.

      5.10 SUPPLEMENTAL NOTICES. ChoicePoint and Seller shall promptly notify Purchaser in writing of, and furnish any information that Purchaser may reasonably request with respect to any claim, litigation, proceeding or governmental investigation threatened or asserted by or against Seller relating to the Business or the Assets or any material development with respect to any such claim, litigation, proceeding or investigation or any other material event affecting the Business. Each party shall notify the other party in writing of any event or condition that would cause any of the conditions to such party's obligation to consummate the transaction not to be fulfilled or that would have been required to have been disclosed to the other party under this Agreement if such event or situation would have occurred or existed prior to the execution of this Agreement.

      5.11 REFERRALS; COMMUNICATIONS. From the date of the Closing, ChoicePoint or Seller will promptly refer to Purchaser any clients, suppliers or any other person who may contact Seller with respect to the Business by person, telephone, faxes, e-mails, Seller's Web site or otherwise and send to Purchaser any assets or any other materials or communications received from customers or users of any of the Assets or otherwise in connection with the Business (other than with respect to any Excluded Assets or Excluded Liabilities). In addition, to the extent Seller's telephone and facsimile numbers are not assignable to Purchaser, ChoicePoint and Seller shall allow Purchaser exclusive use of such telephone and facsimile numbers (and Purchaser shall reimburse Seller for such use) for as long as Purchaser remains in the premises in which Seller has operated the Business prior to Closing.

      5.12 UNITED STATES POSTAL SERVICE MATTERS. The parties agree that during the time that it takes for the United States Postal Service to assign, transfer, change or otherwise re-establish the names and titling of the business reply and out-bound business permits related to such postal services, Seller will maintain its existing debit bank account for the United States Postal Service CAPS account until a new debit account can be appropriately established by Purchaser with the United States Postal Service. Purchaser will reimburse Seller for all postal expenses charged to Seller's account during such time for deductions that are attributable to Purchaser's operation of the Business after the Closing Date.

      5.13. COOPERATION AS TO COLLECTION OF ACCOUNTS RECEIVABLE. Seller agrees that, with respect to checks and other commercial paper received by or made payable to Seller as of and subsequent to the Closing Date that comprise payment for accounts receivable (the "Interim Funds"), Seller shall either (i) provide a limited Power of Attorney to Purchaser in order to enable Purchaser to deposit such Interim Funds into Purchaser's account or (ii) endorse such Interim Funds directly over to Purchaser. In either event, Seller shall forward such Interim Funds to Purchaser within five business days of their receipt.

      6. CONDITIONS PRECEDENT TO CLOSING.

      6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. Purchaser's obligation to consummate the purchase of the Assets under this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Purchaser):

            (a) each representation and warranty of Seller and ChoicePoint contained in this Agreement, the breach of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, shall be true at and as of the time of the Closing with the same effect as though such representation and warranty had been made again at and as of that time (except for changes contemplated by this Agreement, and except for any representation and warranty made as of a specific date, which shall be true as of such date);

            (b) Seller and ChoicePoint shall have performed and complied in all material respects with each obligation, covenant and condition required by this Agreement to be performed or complied by each of them prior to or at the Closing;

            (c) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement, and there shall not be any judicial, administrative or arbitral actions, claims, suits, investigations, proceedings or governmental proceeding pending or, to the Knowledge of Purchaser, threatened against Purchaser, preventing the consummation of the transactions contemplated by this Agreement;

            (d) there shall have been no change in the condition (financial or otherwise) or results of operations of the Business since the date of this Agreement that would reasonably be expected to have a Material Adverse Effect;

            (e) Purchaser shall have been furnished with certificates of the Secretary of each of Seller and ChoicePoint, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, certifying as to the fulfillment of the conditions set forth in clauses (a) and (b); and

            (f) Purchaser shall have received all government approvals and consents of other applicable third parties required to consummate the transactions contemplated by this Agreement.

      6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. Seller's obligation to consummate the sale of the Assets under this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Seller):

            (a) each representation and warranty of Purchaser contained in this Agreement shall be true at and as of the time of the Closing, with the same effect as though such representation and warranty had been made again at and as of that time (except for changes contemplated by this Agreement, and except for any representation and warranty made as of a specific date, which shall be true as of such date);

            (b) Purchaser shall have performed and complied in all material respects with each obligation, covenant and condition required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing;

            (c) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement, and there shall not be any judicial, administrative or arbitral actions, claims, suits investigations, proceedings or governmental proceeding pending or, to the Knowledge of

Seller or ChoicePoint, threatened against Seller or ChoicePoint, preventing the consummation of the transactions contemplated by this Agreement;

            (d) Seller shall have been furnished with a certificate of an executive officer of Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying to the fulfillment of the conditions set forth in clauses (a) and (b); and

            (e) Seller shall have received all governmental approvals required to consummate the transactions contemplated by this Agreement.

      7. INDEMNIFICATION.

      7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles 3 and 4 of this Agreement shall survive the Closing for a period of 18 months; provided, however, that the representations and warranties contained in Sections 3.1, 3.2, , 3.13 and 3.16 hereto shall survive the Closing until the expiration of the applicable statute of limitations therefor; provided, further, that Purchaser's obligations set forth in Section 1.7(b) shall survive any termination or expiration of the subject Royalty Term except as otherwise expressly provided in Section 1.7(b).

      7.2 INDEMNIFICATION BY CHOICEPOINT AND THE SELLER. Subject to the provisions of this Article 7, ChoicePoint and the Seller, jointly and severally, agree to indemnify and hold harmless Purchaser and its parents, subsidiaries and affiliates and their respective stockholders, officers, directors, agents and employees from and against any and all claims, damages, losses and expenses made against, sustained or incurred by any such party (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments, liabilities, or other otherwise) including, without limitation, costs of investigation and defense, court costs and reasonable attorneys fees (all of the foregoing being hereinafter referred to collectively as "Losses"), with respect to or arising out of (a) any breach of any representation or warranty of ChoicePoint or Seller contained herein or in any of the Transaction Documents, including, without limitation the representation and warranty included in
Section 8.1 herein; (b) any breach of any covenant or agreement of ChoicePoint or Seller contained herein or in any of the Transaction Documents; and (c) any Excluded Liabilities (including, without limitation, any liability that Purchaser incurs under any applicable bulk sales or transfer law, any doctrine of de facto merger or successor liability, or otherwise by operation of law).

      7.3 INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to indemnify, defend and hold harmless each of ChoicePoint and CHS, Inc. and their respective stockholders, officers, directors, affiliates, agents and employees from and against any and all Losses incurred or sustained by any of them with respect to or arising out of (a) any breach of any representation, warranty, covenant or agreement of Purchaser contained herein or in any of the Transaction Documents, including, without limitation the representation and warranty included in
Section 8.1 herein; and (b) any Assumed Liability.

      7.4 LIMITATION ON LIABILITY.

            (a) Notwithstanding anything else contained herein to the contrary, but subject to Section 7.4(c) hereof, no party hereto shall be entitled to indemnification under the provisions of this Article 7, unless and until the aggregate amount of all Losses for which such party is entitled to indemnification under this Article 7 exceeds $25,000, in which event all Losses shall be recoverable (the "Indemnity Threshold").

            (b) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of the Seller and ChoicePoint on the one hand and Purchaser on the other hand pursuant to this Article 7 shall be an amount equal to the amounts paid or payable by Purchaser pursuant to Section 1.7 hereof. (the "Indemnity Cap").

            (c) Notwithstanding anything contained herein to the contrary, the following items shall not be subject to the Indemnity Threshold or the Indemnity Cap and the indemnity provided in Section 7.2 or Section 7.3, as the case may be, with respect to such items shall not be limited in any way: (i) the Lawsuits; (ii) any Excluded Liabilities (including, without limitation, any liability that Purchaser incurs under any applicable bulk sales or transfer law, any doctrine of de facto merger or successor liability, or otherwise by operation of law) or Assumed Liabilities; and (iii) the obligations of ChoicePoint and Seller set forth in the third sentence of Section 1.10(a) hereof.

      7.5 ADMINISTRATION OF THIRD PARTY CLAIMS.

            (a) Whenever any claim shall arise for indemnification under this
Article 7, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the other party or parties obligated to provide indemnification under this Agreement (each an "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a person who is not a party to this Agreement (a "Third Party Claim"), such notice shall also specify, if known, the amount or a good faith estimate of the amount of the Losses arising therefrom and shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession. Failure to give prompt or accurate notice shall not relieve the Indemnifying Party of its obligation to indemnify except to the extent that the Indemnifying Party is actually prejudiced by the delay in giving notice.

            (b) The Indemnified Party shall not settle or compromise or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding except in accordance with this Section 7.5. With respect to any Third Party Claim, if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any Losses that may result from such Third Party Claim, the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the Indemnified Party. The Indemnified Party or any other

Party shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. Assuming they have received reasonably adequate advance notice of a covered claim, in the event the Indemnifying Party, within 15 days of receiving notice of any Third Party Claim, fails to assume the defense as described in Section 7.5(a) above, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Indemnifying Party, at the expense and risk of the Indemnifying Party.

      8. GENERAL PROVISIONS.

      8.1 BROKERS. Each of ChoicePoint and the Seller represents and warrants to Purchaser, and Purchaser represents and warrants to ChoicePoint and the Seller, that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

      8.2 NOTICES.

      All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed, postage prepaid, or otherwise delivered by hand or by a nationally recognized overnight courier, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

      If to ChoicePoint or Seller:  ChoicePoint, Inc.
                                    1000 Alderman Drive
                                    Alpharetta, Georgia  30005
                                    Attention:  General Counsel
                                    Facsimile:  770.752.5939

      If to Purchaser:              Matria Healthcare, Inc.
                                    1850 Parkway Place
                                    12th Floor
                                    Marietta, Georgia  30067
                                    Attention:  General Counsel
                                    Facsimile:  770.767.7769

      All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon receipt of such mail, or, in the case of facsimile transmission, upon receipt of confirmation of delivery at the sender's fax machine.

      8.3 ENTIRE AGREEMENT. This Agreement, including the Transaction Documents and all Exhibits and Schedules hereto and thereto and the Disclosure Letter (all of which are incorporated herein by this reference) contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto and supersedes any previous or contemporaneous agreements, schedules, understandings, documents, negotiations and discussions, whether oral or written relating to that subject matter.

      8.4 WAIVER; AMENDMENT. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by all parties hereto.

      8.5 SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

      8.6 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law.

      8.7 ASSIGNMENT. No party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other parties hereto, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Provided, however, that Matria may assign this Agreement, in whole or in part, to an affiliate of Matria, without the consent of the other parties hereto, in which case Matria shall nonetheless remain liable for the performance of all of its obligations hereunder.

      8.8 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.9 CUMULATIVE REMEDIES. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      8.10 HEADINGS. The titles, captions and headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement.

      8.11 REFERENCE WITH AGREEMENT. Numbered or lettered articles, sections, paragraphs, subsections, Schedules and Exhibits herein contained refer to articles, sections, paragraphs, subsections, Schedules and Exhibits of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all Exhibits and Schedules and all amendments to any of them unless the context shall clearly indicate or require otherwise.

      8.12 INTERPRETATION. This Agreement shall not be construed more strictly against any party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by all parties hereto.

      8.13 DEFINITION OF KNOWLEDGE. Any reference in this Agreement or in any certificate delivered pursuant hereto to a party's "Knowledge" (whether to "the best of" such party's knowledge or other similar expressions relating to the knowledge or awareness of any party) shall include all matters which any of such party's officers or directors actually knew or should have known acting in their capacity as an officer or director of such party.

      8.14 NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement and nothing else in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

      8.15 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

      8.16 PUBLICITY. No party shall issue any press release or other public statement regarding the transactions contemplated by this agreement without the prior written consent of the other, except that each party may make such disclosures to the public or to governmental agencies as are required by applicable Federal or state laws or by the rules of any self regulated body to which such party is subject. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

                                  [END OF TEXT]

                       THIS PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement under seal as of the Closing Date, to be effective as of the Closing Date.

                                          MATRIA HEALTHCARE, INC.

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title: VP. Finance & CEO
                                                --------------------------------


                                          CHOICEPOINT HEALTH SYSTEMS, INC.

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          CHOICEPOINT SERVICES, INC.

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement under seal as of the Closing Date, to be effective as of the Closing Date.

                                          MATRIA HEALTHCARE, INC.

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          CHOICEPOINT HEALTH SYSTEMS, INC.

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          CHOICEPOINT SERVICES, INC.

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT A

STATE OF GEORGIA  )
COUNTY OF COBB    )

                           BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT (the "Bill of Sale") is made and entered into this 6th day of February, 2002 by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser" or "Matria"), CHOICEPOINT SERVICES, INC., a Georgia corporation ("ChoicePoint"), and CHOICEPOINT HEALTH SYSTEMS, INC., a Kansas corporation ("CHS, Inc.").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") , dated February 1, 2002, by and among Matria, ChoicePoint and CHS, Inc., ChoicePoint and CHS, Inc. each have agreed to sell, assign, convey, transfer and deliver to Purchaser, as of the Closing Date, the assets of CHS, Inc. identified in the Purchase Agreement (collectively, the "Assets"); and

         WHEREAS, each of ChoicePoint and CHS, Inc. wish to enter into this Bill of Sale to carry out the intent and purpose of the Purchase Agreement to transfer to Purchaser title to the Assets, and to make certain agreements with respect to the defense of Purchaser's title to the Assets;

         NOW, THEREFORE, in consideration of the payment of the Purchase Price provided for in the Purchase Agreement, the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. ASSIGNMENT. ChoicePoint and CHS, Inc. each, as of the Closing Date, hereby sell, assign, grant, bargain, convey, transfer, set over and deliver unto Purchaser, its successors and assigns forever, all of ChoicePoint's and CHS, Inc.'s right, title and interest in and to the Assets. This Bill of Sale transfers no interest in the Excluded Assets specifically identified in Section
1.3 of the Purchase Agreement.

         3. RECEIPT OF BENEFITS OF INCLUDED ASSETS. Each of ChoicePoint and CHS, Inc. hereby acknowledge that, as of the Closing Date, Purchaser has succeeded to all of each of ChoicePoint's and CHS, Inc.'s right, title and standing to: (a) receive all rights and benefits pertaining to the Assets and the Business, as specified or contemplated in the Purchase Agreement;

(b) institute and prosecute all proceedings and take all actions that Purchaser, in its sole discretion, may deem necessary or proper to collect, assert or enforce any claim, right or title of any kind in and to any and all of the Assets; and (c) defend and compromise any and all such acts, suits or proceedings relating to such transferred and assigned rights, title, interests and benefits, and do all other such acts and things in relation thereto as Purchaser, in its sole discretion, shall deem advisable.

         4. COVENANTS OF CHOICEPOINT AND CHS, INC. ChoicePoint and CHS, Inc. hereby bind themselves, their successors and assigns to warrant and defend the title to all of the Assets unto Purchaser, its successors and assigns to the extent they are obligated to do so under the terms of the Purchase Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary, nor shall they constitute a waiver or release of, the promises, agreements, representations, warranties and covenants set forth in the Purchase Agreement, all of which shall survive the Closing and not be merged herein.

         5. FURTHER ASSURANCES. Each of ChoicePoint and CHS, Inc. shall, from time to time after the Closing, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered pursuant to Section 2.2 of the Purchase Agreement), and shall take such other actions as Purchaser may reasonably request to more effectively and properly transfer, convey and assign to and vest in Purchaser full, good and marketable title to any and all of the Assets. Each of ChoicePoint and CHS, Inc., at the request of Purchaser, will properly execute, acknowledge, deliver and record all such documents, negotiate and endorse all such checks and instruments and take such other actions that Purchaser deems reasonably necessary or appropriate to vest in Purchaser full, good and marketable title to the Assets and to otherwise receive the benefits accorded by the Purchase Agreement. Each of ChoicePoint and CHS, Inc. constitute and appoint the Purchaser, and its successors and assigns, the true and lawful attorney of ChoicePoint and CHS, Inc. with full power of substitution in the name and stead of ChoicePoint and CHS, Inc., but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive each and all of the Assets.

         6. MISCELLANEOUS. This Bill of Sale shall be binding upon each of ChoicePoint and CHS, Inc. and shall inure to the benefit of Purchaser, and its representatives, successors and assigns. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement. This Bill of Sale shall be governed by, and construed under, the laws of the State of Georgia, without regard to principals of conflict of laws. In the event any court of competent jurisdiction shall determine that any provision of this Bill of Sale is invalid, such determination shall not affect the validity of any other provision of this instrument, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Bill of Sale, under seal, to be effective as of the Closing Date.

                                       "Matria"

                                       MATRIA HEALTHCARE, INC.



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                                   [CORPORATE SEAL]

                                       "CHS, Inc."

                                       CHOICEPOINT HEALTH SYSTEMS, INC."



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                                   [CORPORATE SEAL]

                                       "ChoicePoint"

                                       CHOICEPOINT SERVICES, INC.



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------
                                                   [CORPORATE SEAL]

                                                                       EXHIBIT B

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT

         THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (the "Agreement") is made and entered into this 6th day of February, 2002 by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser" or "Matria"), CHOICEPOINT SERVICES, INC., a Georgia corporation ("ChoicePoint"), and CHOICEPOINT HEALTH SYSTEMS, INC., a Kansas corporation ("CHS, Inc."). ChoicePoint and CHS, Inc. are sometimes referred to collectively as the "Companies" and individually as a "Company."

                                   BACKGROUND:

         A. Contemporaneously with the execution of this Agreement, Purchaser is acquiring substantially all of the assets of CHS, Inc. pursuant to the terms of that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of February 6, 2002, among Matria, ChoicePoint and CHS, Inc. Terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

         B. As a material inducement for Purchaser to enter into the Purchase Agreement, each Company has agreed to enter into this Agreement.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises covenants and agreements contained herein, Ten Dollars ("$10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

         (a) "Competing Business" shall mean a business that, wholly or partly, directly or indirectly, is engaged in providing, selling, or marketing direct-to-consumer laboratory A1c, MicroAlbumin and lipids testing and related services pertaining to the diabetes, cardiovascular and hypertension patient populations.

         (b) "Competitive Position" shall mean: (i) a Company's direct or indirect equity ownership (excluding ownership of less than 5% of the outstanding common stock of any publicly held corporation) management or control of any portion of any Competing Business; or (ii) any Company, directly or indirectly, managing, operating or serving as a consultant, lender, joint venturer, partner, agent, advisor or independent contractor of or to any Competing Business.

         (c) "Confidential Information" shall mean all information belonging to CHS, Inc., used by CHS, Inc. in the Business or disclosed to CHS, Inc. by any third party that does not constitute a Trade Secret and that is not publicly available.

         (d) "Covenant Period" shall mean the period of time commencing on the date hereof and continuing for a period of four (4) years hereafter.

         (e) "Restricted Territory" shall mean the United States of America.

         (f) "Trade Secrets" shall mean the trade secrets of CHS, Inc. as defined under applicable law.

         2. CONFIDENTIALITY. Each Company hereby acknowledges and agrees that the Trade Secrets and Confidential Information represent a substantial investment of Purchaser and that any unauthorized disclosure or use of any the Trade Secrets or Confidential Information or any other violation of the confidentiality provisions of this Section 2, would be wrongful and could cause immediate and irreparable injury to Purchaser. Accordingly, each Company hereby agrees that it will not, without the express prior written consent of Purchaser, distribute, sell, market, publish, disclose, transfer, assign, disseminate or otherwise communicate to any other person or entity, or use, copy or appropriate for or on behalf of itself or any other person or entity: (a) any Confidential Information during the Covenant Period; or (b) any Trade Secret at any time during which such information constitutes a trade secret under applicable law. Each Company agrees that it will adhere to all reasonable confidentiality requirements that Purchaser may establish from time to time and immediately notify Matria of any unauthorized disclosure or use of any Trade Secret or Confidential Information by it. Each Company also agrees to assist Purchaser, at the expense of Purchaser and to the extent necessary, in the procurement or any protection of the rights of Purchaser in or to any Trade Secrets or Confidential Information.

         3. NONCOMPETITION. During the Covenant Period, each Company agrees that it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, accept, enter into or take any action in furtherance of a Competitive Position in the Restricted Territory.

         4. NONSOLICITATION OF CUSTOMERS, SUPPLIERS AND DISTRIBUTORS. During the Covenant Period, each Company agrees that it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, solicit, entice or induce any customer, supplier or distributor of Purchaser or any of its affiliates (or any actively sought prospective customer, supplier or distributor of Purchaser or any of its respective affiliates) for or on behalf of any Competing Business.

         5. NONSOLICITATION OF PERSONNEL. During the Covenant Period, each Company agrees that it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any "key or material" employee, consultant, contractor or other personnel of Matria or any of its affiliates (including, without limitation, any employees previously employed by CHS, Inc.) to terminate, alter or lessen that party's affiliation with Matria or any of its affiliates or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Matria or any of its affiliates, as the case may be. Each Company also agrees that, for eighteen (18) months hereafter, it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, employ or contract with any "key or material" employee, consultant, contractor or other personnel of Matria or any of its affiliates (including, without limitation, any employees previously employed by CHS, Inc.). For purposes of this Section 5, "key or material" employees, consultants, contractors or other personnel shall mean such persons or entities who have direct access to or have had substantial exposure to Confidential Information or Trade Secrets.

         6. ACKNOWLEDGMENTS. Each Company hereby acknowledges and agrees that the covenants contained in Sections 2, 3, 4 and 5 hereof (the "Protective Covenants") are made by it (and shall be treated) as "ancillary to the sale of the Business" under the Purchase Agreement. Each Company further acknowledges and agrees that the Protective Covenants are reasonable as to time, scope and territory given the need of Purchaser to protect the Trade Secrets and Confidential Information and given the substantial benefits which the Companies shall receive, directly or indirectly, as a result of the transactions contemplated by the Purchase Agreement. In the event any covenant or agreement in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, as all determined by such court in such action.

         7. SPECIFIC PERFORMANCE. Each Company hereby acknowledges and agrees that any breach of a Protective Covenant by it will cause irreparable damage to Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each Company agrees that, in addition to any other remedy that may be available at law, in equity, or hereunder, Purchaser shall be entitled to seek specific performance and injunctive relief, without posting bond or other security to enforce or prevent any violation of any of the Protective Covenants by it.

         8. MISCELLANEOUS.

         (a) NOTICES

         All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed, postage prepaid, or otherwise delivered by hand or by a nationally recognized overnight courier, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with the this provision:

         If to Matria:                          Matria Healthcare, Inc.
                                                1850 Parkway Place
                                                12th Floor
                                                Marietta, Georgia 30067
                                                Attention: General Counsel
                                                Telecopy: 770.767.7769

         If to ChoicePoint or CHS, Inc.:        ChoicePoint Inc.
                                                1000 Alderman Drive
                                                Alpharetta, Georgia 30005
                                                Attention: General Counsel
                                                Telecopy: 770.752.5939

         All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon receipt of such mail, or, in the case of facsimile transmission, upon receipt of confirmation of delivery at the sender's fax machine.

         (b) ENTIRE AGREEMENT. This Agreement, including the Transaction Documents and all Exhibits and Schedules hereto and thereto contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto and supercedes any previous or contemporaneous agreements, schedules, understandings, documents, negotiations and discussions, whether oral or written relating to that subject matter.

         (c) WAIVER; AMENDMENT. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by all parties hereto.

         (d) SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

         (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law.

         (f) ASSIGNMENT. No party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other parties hereto, and any attempted assignment not in accordance herewith shall be null and void and of no force and effect. Provided, however, that Matria may assign this Agreement, in whole or in part, to an affiliate of Matria, without the consent of the other parties hereto, in which case Matria shall nonetheless remain liable for the performance of all of its obligations hereunder.

         (g) BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (h) CUMULATIVE REMEDIES. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         (i) HEADINGS. The titles, captions and headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement.

         (j) REFERENCE WITH AGREEMENT. Numbered or lettered articles, sections, paragraphs, subsections, Schedules and Exhibits herein contained refer to articles, sections, paragraphs, subsections, Schedules and Exhibits of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all Exhibits and Schedules and all amendments to any of them unless the context shall clearly indicate or require otherwise.

         (k) INTERPRETATION. This Agreement shall not be construed more strictly against any party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by all parties hereto.

         (l) COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

                                  [END OF TEXT]

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the day and year first above written.

                                       "Matria"

                                       MATRIA HEALTHCARE, INC.



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       "CHS, Inc."

                                       CHOICEPOINT HEALTH SYSTEMS, INC."



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       "ChoicePoint"

                                       CHOICEPOINT SERVICES, INC.



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                                                       EXHIBIT C

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                  CHOICEPOINT HEALTH SYSTEMS INC., AS LANDLORD

                                       AND

                       MATRIA HEALTHCARE, INC., AS TENANT

                             DATED: FEBRUARY 6, 2002

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I.               Basic Lease Provisions

ARTICLE II.

     Section 2.1         Premises
     Section 2.2         Initial Term
     Section 2.3         Use

ARTICLE III.

     Section 3.1         Rental Payments

ARTICLE IV.

     Section 4.1         Services

ARTICLE V.

     Section 5.1         Occupancy of Premises
     Section 52          Hazardous Materials

ARTICLE VI.

     Section 6.1         Leasehold Improvements
     Section 6.2         Repairs by Landlord
     Section 6.3         Repairs by Tenant
     Section 6.4         Liens
     Section 6.5         Indemnification

ARTICLE VII.

     Section 7.1         Condemnation
     Section 7.2         Force Majeure
     Section 7.3         Fire or Other Casualty
     Section 7.4         Insurance
     Section 7.5         Waiver of Subrogation Rights

ARTICLE VIII.

     Section 8.1         Default by Tenant
     Section 8.2         Landlord's Remedies
     Section 8.3         No Duty to Mitigate
     Section 8.4         Holding Over
     Section 8.5         Abandonment of Personal Property

ARTICLE IX.

     Section 9.1        Transfers

ARTICLE X.

     Section 10.1        Notices

ARTICLE XI.

     Section 11.1        No Brokers
     Section 11.2        Quiet Enjoyment
     Section 11.3        Limitation of Landlord's Liability
     Section 11.4        Subordination
     Section 11.5        Waiver of Jury Trial
     Section 11.6        Legal Interpretation
     Section 11.7        Rights and Remedies Cumulative
     Section 11.8        Time Is of the Essence
     Section 11.9        Counterparts

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 6th day of February, 2002, by and between CHOICEPOINT HEALTH SYSTEMS INC., A KANSAS CORPORATION ("Landlord"), whose address is 1000 ALDERMAN DRIVE, DROP 71-A, ALPHARETTA, GA 30005 and MATRIA HEALTHCARE, INC, A GEORGIA CORPORATION ("Tenant"), whose address is 1850 PARKWAY PLACE, MARIETTA, GA 30067. Subject to all of the terms, provisions, covenants and conditions of this Lease, and in consideration of the mutual covenants, obligations and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

                                   ARTICLE I.

                             BASIC LEASE PROVISIONS

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. For purposes of this Lease, the following terms shall have the meanings ascribed to them below:

First Floor Area shall mean the approximately twelve-thousand (12,000) square foot area located on the first floor of the Building located at 14830 117th Street, Olathe, County of Johnson, State of Kansas as the same currently exists or as it may from time to time hereafter be expanded or modified and shall specifically include the existing telephone system (and use thereof).

Commencement Date shall mean February 1, 2002.

Land shall mean that certain tract of land situated in Johnson County, Kansas.

Initial Term shall mean three (3) months.

                                   ARTICLE II.

         SECTION 2.1 PREMISES. The Premises demised by this Lease are deemed to be the First Floor Area and other common areas within the Building and on that certain real property situated in the Land in the County of Johnson and the State of Kansas.

         SECTION 2.2 TERM. The Term of this Lease shall begin on the Commencement Date and shall continue in full force and effect for the Term of this Lease unless extended or sooner terminated in accordance with the provisions of this Lease; provided, however, that Tenant shall, in its sole discretion, have the option to extend the Term of this Lease for one (1) additional month (the "Option Term").

         SECTION 2.3 USE. The Premises are to be used and occupied by Tenant for a laboratory facility, office, service and distribution purposes related thereto.

                                  ARTICLE III.

         SECTION 3 RENTAL PAYMENTS.

Commencing on the Commencement Date and continuing thereafter throughout the Initial Term, Landlord expressly acknowledges and agrees that Tenant shall be entitled to occupy the Premises without the necessity of paying rent to Landlord; provided, however, that if Tenant exercises its right to the Option Term, Tenant shall pay Landlord rent in the amount of Seven Thousand, Five Hundred Dollars ($7,500) for the Option Term.

                                   ARTICLE IV.

         SECTION 4.1 SERVICES. Landlord shall pay costs of all utilities furnished to the Premises, including, but not limited to, water, gas and electricity, during the Initial Term.

                                   ARTICLE V.

         SECTION 5.1 OCCUPANCY OF PREMISES. Landlord shall throughout the Initial Term of this Lease, at its own expense, maintain the Premises and all improvements thereon and keep them free from waste, damage or nuisance.

         SECTION 5.2 HAZARDOUS MATERIALS. Tenant shall properly discharge, transport, store, dispose or and deal with any Hazardous Materials (as hereinafter defined) it produces, accumulates, or comes into contact with in accordance with all federal, state and local laws and, to that extent that Tenant causes the Land to become contaminated with Hazardous Materials, Tenant shall take all remedial, response, removal or corrective action under the Comprehensive Environmental Responses, Compensation and Liability Act ("CERCLA") 42 USC Sections 9601, et seq., as amended, the Resource Conservation and Recovery Act ("RCRA") 42 USC Sections 6901, et seq., applicable provisions of law of the State of Kansas, or any other federal, state, local or foreign statutes, regulations, policies or orders (now existing or hereafter adopted) with respect to Hazardous Materials or relating to pollution or protection of the environment. "Hazardous Materials" shall mean any chemical substance known to be hazardous constituents, toxic substances or related materials, whether solid, liquid or gaseous, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "chemicals known in the State of Kansas to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in or otherwise subject to regulation under any environmental laws, or under the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to any environmental laws, including without limitation, asbestos, polychlorinated biphenyls (PCBs) or urea formaldehyde form insulation. Tenant shall comply with all laws and regulations of any applicable jurisdiction with which it is required to comply in connection with its ownership or use of the Premises and operation of the business thereon (including, with limitation, the Occupational Safety and Health Act of 1970, as amended ("OSHA"), the Equal Employment Opportunity Act, as amended (the `EEOA"), the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, RCRA and CERCLA, or any rules and regulations promulgated pursuant thereto or any similar or equivalent state or local legislation or rule or regulation).

                                   ARTICLE VI.

         SECTION 6.1 LEASEHOLD IMPROVEMENTS.

         (a) Acceptance of Premises. Tenant has made a complete inspection of the Premises and shall accept the Premises in its "AS IS," and "WHERE IS" condition on the Commencement Date. Landlord shall have no obligation to furnish, equip or improve the Premises.

         (b) Improvements and Alterations. Tenant may not make or allow to be made (except as otherwise provided in this Lease) any improvements, alterations or physical additions (including fixtures) in or to the

Premises, without first obtaining the written consent of Landlord, which consent may be in Landlord's sole discretion withheld.

         (c) Personal Property Taxes; Sales, Use and Excise Taxes. Tenant shall be responsible for and shall pay ad valorem taxes and other taxes, assessments or charges levied upon or applicable to Tenant's personal property and all license fees and other fees or charges imposed on the business conducted by Tenant on the Premises before such taxes, assessments, charges or fees become delinquent. Tenant shall also pay to Landlord with all Rent due and owing under this Lease an amount equal to any sales, rental, excise and use taxes levied, imposed or assessed by the State or any political subdivision thereof or other taxing authority upon any amounts classified as rent.

         Section 6.2 Repairs by Landlord. All repairs, alterations or additions that affect the Premise's structural components or major mechanical, electrical or plumbing systems shall be made by Landlord or its contractors. Unless otherwise provided herein, Tenant shall not be required to make any improvements to or repairs of any kind or character to the leasehold improvements located in the Premises.

         Section 6.3 Repairs by Tenant. Tenant shall be responsible, at its own cost and expense, for all repair or replacement of any damage to the leasehold improvements in the Premises caused by Tenant or any of Tenant's agents, employees, contractors or invitees.

         SECTION 6.4 LIENS. Tenant shall keep the Building free from any liens, including but not limited to liens filed against Building by any governmental agency, authority or organization, arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorneys' fees and costs, shall be deemed Additional Rent. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises.

         SECTION 6.5 INDEMNIFICATION

         Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This indemnification shall survive termination or expiration of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the sole negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

                                  ARTICLE VII.

         SECTION 7.1 CONDEMNATION.

         (a) Total Taking. In the event of a taking or damage related to the exercise of the power of eminent domain, by any agency, authority, public utility, person, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (individually, a "Taking") of (i) the entire Premises, or (ii) so much of the Premises as to prevent or substantially impair its use by Tenant during the Term of this Lease in Landlord's reasonable judgment (individually, a "Total Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking").

         (b) Partial Taking. In the event of a Taking of only a part of the Premises or of a part of the Land which does not constitute a Total Taking during the Term of this Lease (individually, a "Partial Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rent shall be made based upon the reduced area of the Premises.

         (c) Termination by Landlord. In the event of a Taking of the Building such that, in Landlord's reasonable opinion, the Building cannot be restored in a manner that makes its continued operation practically or economically feasible, Landlord may terminate this Lease by giving notice to Tenant within ninety (90) days after the date notice of such Taking is received by Landlord.

         (d) Rent Adjustment. If this Lease is terminated pursuant to this
Section 7.1, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

         (e) Repair If this Lease is not terminated as provided for in this
Section 7.1, then Landlord at its expense shall repair and restore the Building, and/or the Premises to approximately the same condition that existed at the time Tenant entered into possession of the Premises, wear and tear excepted (and Landlord shall have no obligation to repair or restore Tenant's improvements to the Premises or Tenant's Property), except for the part taken, so as to render the Building as complete an architectural unit as practical, but only to the extent of the condemnation award received by Landlord for the damage.

         SECTION 7.2 FORCE MAJEURE. Landlord shall not be required to perform any term, provision, agreement, condition or covenant in this Lease so long as such performance is delayed or prevented by "Force Majeure", which shall mean acts of God, strikes, injunctions, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, fire, theft, public enemy, insurrection, war, court order, and requisition or order of governmental body or authority. Neither Landlord nor any mortgagee shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by any Force Majeure, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or the Premises as a result of any Force Majeure.

         SECTION 7.3 FIRE OR OTHER CASUALTY DAMAGE. (a) Damage. If any portion of the Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give notice thereof to Landlord. If any portion of the Premises shall be destroyed or damaged by fire or any other casualty then, (i) at the option of Landlord, Landlord may restore and repair the portion of the Premises damaged and, if the Premises are rendered untenantable in whole or in part by reason of such casualty as determined by Landlord, Tenant shall be entitled to an equitable abatement of the Rent hereunder until such time as the damaged portion of the Premises (exclusive of any of Tenant's Property or Tenant's improvements) are repaired or restored by Landlord to the extent required hereby or Landlord may terminate this Lease whereupon all Rent accrued up to the time of such termination and any other sums due and owing shall be paid by Tenant to Landlord (less any sums then due and owing Tenant by Landlord) and any remaining sums due and owing by Landlord to Tenant shall be paid to Tenant. In no event shall Landlord have any obligation to repair or restore any such destruction or damage.

         (b) Repair. Landlord shall use reasonable efforts to give Tenant written notice of its decisions, estimates or elections under this Section 7.3 within sixty (60) days after any such damage or destruction. If Landlord has elected to repair and restore the Premises, this Lease shall continue in full force and effect, and the repairs will be made within a reasonable time thereafter (not to exceed one (1) year), subject to the provisions of Section
7.2 of this Lease. Should the repairs not be completed within that period, both Landlord and Tenant shall each have the option of terminating this Lease by written letter of termination delivered within thirty (30) days of the expiration of such repair period. If this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid Rent (unaccrued as of the date of damage or destruction) and any other sums due and owing by Landlord to Tenant (less any sums then due and owing Landlord by Tenant) and any remaining sums due and owing by Tenant to Landlord shall be paid to Landlord. If Landlord has elected to repair and reconstruct the Premises to the extent stated above, the Initial Term will be extended for a time equal to the period from the occurrence of such damage to the completion of such repair and reconstruction. If Landlord elects to rebuild the Premises, Landlord shall only be obligated to restore or rebuild the Premises to approximately the same condition as existed at the time Tenant entered into possession of the Premises, wear and tear excepted and not be required to rebuild, repair or replace any part of Tenant's Property or Tenant's leasehold improvements. Notwithstanding anything contained in this Lease to the contrary, if Landlord shall elect to repair and restore the Premises pursuant to this Section 7.3, in no event shall Landlord be required to expend under this Article VII any amount in excess of the proceeds actually received from the insurance carried by Landlord pursuant to Section 7.4(a) of this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or destruction or the disregard of the repair thereof.

         SECTION 7.4 INSURANCE.

         (a) Tenant's Comprehensive General Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain during the Term of this Lease commercial general liability insurance (including personal injury liability, premises/operation, property damage, independent contractors and broad form contractual coverage in support of the indemnifications of Landlord by Tenant under this Lease) in amounts of not less than a combined single limit of $3,000,000. A certificate evidencing each such policy shall be deposited with Landlord by Tenant upon request.

         (b) Tenant's Property Insurance. Tenant shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (if available), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord. If the Tenant shall fail to procure and maintain said insurance Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

         (c) Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A VIII or better, or such other rating as maybe required by a lender having a lien on this Premises, as set forth in the most current issue of "A.M. Best's Insurance Guide." Tenant shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this Article 7. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which invalidate the insurance policies referred to in Section 7.4. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies referred to in Section 7.4, then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance if Landlord actually paid such additional cost.

         SECTION 7.5 WAIVER OF SUBROGATION RIGHTS. Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the "Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located within or constituting a part or all of the Land or the Premises, to the extent the loss or damage: (a) is covered by the Injured Party's insurance; or (b) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party's directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this
Section 7.5 shall provide for such waiver of rights of subrogation by the Injured Party's insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the state in which the Building is located. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Section 7.5 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

                                  ARTICLE VIII.

         SECTION 8.1 DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

         (a) Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder as and when due and payable;

         (b) Tenant breaches or fails to comply with any term, provisions, conditions or covenant of this Lease, other than as described in Section 8.1(a);

         (c) A petition in bankruptcy or other insolvency proceeding or petition for receivership is filed by or against Tenant; or

         (d) If Tenant should remain in the Premises beyond May 31, 2002 without the prior written consent of Landlord.

         SECTION 8.2 LANDLORD'S REMEDIES. Upon occurrence of any default by Tenant under this Lease and (i) immediately, if the event of default is that described in Section 8.l(a); or (ii) if the events described in Section 8.1 (b) (to the extent no separate cure or grace period is provided to Tenant under this Lease) are not cured within fifteen (15) days after written notice from Landlord of such default, the Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity by this Lease:

         (a) Continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, Additional Rent and other charges when due. Landlord may also reenter and repossess the Premises by forcible entry, detainer suit or otherwise without terminating this Lease with or without process of law without being liable for damages or trespass.

         (b) Terminate this Lease;

         (c) Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease plus fifteen percent (15 %) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this Section 8.2(c) shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations; or

         (d) Exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

         SECTION 8.3 NO DUTY TO MITIGATE. In the event of a default, Landlord shall have no obligation to mitigate its damages under this Lease.

         SECTION 8.4 HOLDING OVER. Subject to and in accordance with Tenant's and Landlord's respective rights and duties with respect to the Option Term, in the event Tenant remains in possession of the Premises after the expiration or termination of this Lease without the execution of a new lease, then Tenant, at Landlord's option, shall be deemed to be occupying the Premises as a tenant at sufferance at a base rental equal to Seven Thousand, Five Hundred Dollars ($7,500) per month, and shall otherwise remain subject to all the conditions, provisions and obligations of this Lease, including, without limitation, the payment of all other Rent and Tenant shall indemnify Landlord for all loss, cost, claims or damages incurred by Landlord in connection Tenant's holdover beyond the expiration of the Term.

         SECTION 8.5 ABANDONMENT OF PERSONAL PROPERTY. Any personal property left in the Premises or any personal property of Tenant left about the Premises or Building at the expiration or termination of this Lease, the termination of Tenant's right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, shall be deemed abandoned by Tenant and may, at the option of Landlord, be immediately removed from the Premises or such other space by Landlord and stored by Landlord at the full risk, cost and expense of Tenant. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. In the event Tenant does not reclaim any such personal property and pay all costs for any storage and moving thereof within three (3) days after the expiration or termination of this Lease, the termination of Tenant's right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, Landlord may dispose of such personal property in any way that it deems proper. If Landlord shall sell any such personal property, it shall be entitled to retain from the proceeds the amount of any Rent or other expenses due Landlord, together with the cost of storage and moving and the expense of the sale. Notwithstanding anything contained herein to the contrary, in addition to the rights provided herein with respect to any such property, Landlord shall have the option of exercising any of its other rights or remedies provided in the Lease or exercising any rights or remedies available to Landlord at law or in equity.

                                   ARTICLE IX.

         SECTION 9.1 TRANSFERS. Tenant may not assign this Lease, or sublet all or any part of or interest in this Lease or the Premises ("Transfer") without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion. In the event of any assignment or Sublease, Tenant shall remain liable for all obligations of Tenant under this Lease. Landlord shall have a free right to assign this Lease and shall not be liable to Tenant for any claims arising on and after the date of such transfer.

                                   ARTICLE X.

         SECTION 10.1 NOTICES. Any notice, request, approval, consent or other communication required or contemplated by this Lease must be in writing, unless otherwise in this Lease expressly provided, and may be given or be served by depositing the same in the United States Postal Service, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in case of a corporate party, to an officer of such party), or by prepaid telegram or express overnight mail service, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party's address for purposes of notice as set forth herein. For purposes of notice the addresses of the parties shall, until changed as herein provided, be as provided on the first page of this Lease. The parties hereto shall have the right to change their respective addresses by giving at least fifteen (15) days' written notice to the other party in the manner set forth in this Section 10.1.

         The parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days' written notice to the other party in the manner set forth in this Section 10.1.

                                   ARTICLE XI.

         SECTION 11.1 NO BROKERS. Landlord and Tenant warrant and represent to the other that it has not dealt with any real estate broker and/or salesman in connection with the negotiation or execution of this Lease and no such broker or salesman has been involved in connection with this Lease, and each party agrees to defend, indemnify and hold harmless the other party from and against any and all costs, expenses, attorneys' fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman (other than the aforesaid brokers) due to acts of such party or such party's representatives.

         SECTION 11.2 QUIET ENJOYMENT. If and so long as Tenant shall pay the Base Rent and Additional Rent reserved by this Lease and shall perform and observe all of the agreements, terms, covenants and conditions of this Lease on the part of the Tenant to be performed and observed hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereby granted as against Landlord and persons claiming by, through or under Landlord. Notwithstanding the foregoing, Landlord shall have a free right of entry to the Premises for repair and inspection as Landlord deems reasonably necessary, and the exercise of such rights shall not be deemed a breach of the above covenant.

         SECTION 11.3 LIMITATION OF LANDLORD'S LIABILITY. Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character (including, without limitation, the payment of any judgment) whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Premises. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. In no event shall Landlord be liable to Tenant, or any interest of Landlord in the Premises be subject to execution by Tenant, for any indirect, special, consequential or punitive damages.

         SECTION 11.4 SUBORDINATION. This Lease shall be subject and subordinated at all times to (a) all ground or underlying leases now existing or which may hereinafter be executed affecting the Premises, and (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on the Premises or Landlord's interest or estate therein or on or against such ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder. Tenant shall execute and deliver upon demand any instruments, releases or other documents requested by any lessor or mortgagee for the purpose of subjecting and subordinating this Lease to such ground leases, mortgages or deeds of trust. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, only upon such party's request and at such party's sole discretion but not otherwise.

         SECTION 11.5 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

         SECTION 11.6 LEGAL INTERPRETATION. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state in which the Building is located and the United States. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Lease, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. All obligations of either party hereunder not fully performed as of the expiration or termination of the Term of this Lease shall survive the expiration or termination of the Term of this Lease and shall be fully enforceable in accordance with those provisions pertaining thereto. Article and section titles and captions appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease. No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. This Lease is the entire agreement of the parties, and except for that certain Asset Purchase Agreement of even date herewith between Landlord and Tenant, there are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease or the Premises. It is likewise agreed that this Lease may not be altered, amended, changed or extended except by an instrument in writing signed by both Landlord and Tenant. The provisions of this Lease shall bind and inure to the successors and assigns of Landlord and Tenant, however, the foregoing shall not be construed to permit assignment of this Lease by Tenant except in accordance with the provisions of Section 9.1.

         SECTION 11.7 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies of Landlord under this Lease shall be nonexclusive and each right or remedy shall be in addition to and cumulative of all other rights and remedies available to Landlord under this Lease or at law or in equity. Pursuit of any right or remedy shall not preclude pursuit of any other rights or remedies provided in this Lease or at law or in equity, nor shall pursuit of any right or remedy constitute a forfeiture or waiver of any Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms of this Lease.

         SECTION 11.8 TIME IS OF THE ESSENCE. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

         SECTION 11.9 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

ChoicePoint Health Systems Inc.



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

TENANT:

Matria Healthcare, Inc.



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                                                       EXHIBIT D



February 6, 2002

SunTrust Bank
25 Park Place
24th Floor
Atlanta, Georgia  30303-2900

         RE:      POST-CLOSING HOLDBACK ESCROW AGREEMENT

Dear Sir or Madam:

         We refer you to the Asset Purchase Agreement, dated February 6, 2002, (as currently and hereafter in effect, the "Asset Purchase Agreement") between Matria Healthcare, Inc. ("Purchaser"), ChoicePoint Services, Inc. ("ChoicePoint") and ChoicePoint Health Systems, Inc. (each individually a "Company" and collectively the "Companies"). Capitalized terms used herein but not otherwise defined herein will have the meanings ascribed to them in the Asset Purchase Agreement. When countersigned by you below, this agreement will serve as the escrow agreement (the "Agreement") referred to in Section 1.7, 1.8,
1.9 and 1.10 of the Asset Purchase Agreement, as follows:

         1. DEPOSIT OF ESCROW FUNDS. Pursuant to the Asset Purchase Agreement, Purchaser hereby deposits in escrow with you, as "Escrow Agent," the sum of One Hundred Thousand Dollars ($100,000) in lawful currency of the United States (collectively, the "Fund"). Receipt of the Fund so deposited is hereby acknowledged by Escrow Agent. Escrow Agent shall hold and disburse (a) the Fund so deposited and (b) any additional funds that Escrow Agent shall receive as interest or earnings resulting from the investment thereof (such funds and subsequent interest and earnings resulting from the investment thereof (the "Interest")) as provided in this Agreement.

         2. INVESTMENT OF THE FUND. Escrow Agent shall hold the Fund at the written direction of ChoicePoint, and shall deposit the Fund in the STI Classic U.S. Treasury Securities Money Market Fund. Any investment of the Fund by Escrow Agent shall be at the sole risk of ChoicePoint; the Purchaser shall have no liability, responsibility or obligation with respect thereto. ChoicePoint shall pay all income taxes due on the Interest.

         3. DISBURSEMENT OF THE INTEREST. Notwithstanding anything to the contrary stated in this Agreement, the Interest shall be disbursed by Escrow Agent as ChoicePoint alone shall from time to time direct in writing, and Escrow Agent is irrevocably directed and authorized to disregard any conflicting instructions which may at any time be received from the Purchaser or any other person or entity.

         4.1. DISPOSITION NOTICE BY THE COMPANIES. In the event Escrow Agent shall receive a notice (the "Disposition Notice") from the Companies (a copy of which shall be provided by the Companies to Purchaser at the time it is delivered to Escrow Agent) stating that a copy of the notice has been delivered to Purchaser as provided herein and demanding that some or all of the Fund be paid to the Companies, then Escrow Agent shall, promptly upon its receipt of the Disposition Notice, send to the Purchaser a notice (a "Confirmation Request") asking whether it approves or disapproves the disposition of the Fund in the manner requested in the Disposition Notice. In the event that, within fifteen
(15) days of Purchaser's receipt of the Confirmation Request, Purchaser (a) notifies Escrow Agent in writing that it approves the disposition of the Fund in the manner requested in the Disposition Notice or (b) fails to notify the Escrow Agent that it objects thereto, Escrow Agent shall liquidate the Fund and promptly pay the requested portion of the Fund to the Companies and the balance of the Fund to the Purchaser. If, within fifteen (15) days of its receipt of the Confirmation Request, Purchaser notifies the Escrow Agent that it objects thereto, Escrow Agent shall be governed by the provisions of Section 7.5 herein.

         4.2. TERMINATION NOTICE BY PURCHASER. In the event Escrow Agent shall receive a notice (the "Termination Notice") from Purchaser (a copy of which shall be provided by Purchaser to the Companies at the time it is delivered to Escrow Agent) stating that a copy of the notice has been delivered to the Companies as provided herein and demanding that some or all of the Fund be paid to Purchaser, then Escrow Agent shall, promptly upon its receipt of the Termination Notice, send to the Companies a Confirmation Request asking whether they approve or disapprove the disposition of the Fund in the manner requested in the Termination Notice. In the event that, within fifteen (15) days of the Companies' receipt of the Confirmation Request, the Companies (a) notify Escrow Agent in writing that they approve the disposition of the Fund in the manner requested in the Termination Notice or (b) fail to notify the Escrow Agent that they object thereto, Escrow Agent shall liquidate the Fund and promptly pay the requested portion of the Fund to the Purchaser and the balance of the Fund to the Companies If, within fifteen (15) days of their receipt of the Confirmation Request, the Companies notify the Escrow Agent that they object thereto, Escrow Agent shall be governed by the provisions of Section 7.5 herein.

         4.3 EXPIRATION OF ESCROW TERM WITHOUT RECEIPT OF NOTICES. If Escrow Agent shall not have received either the Disposition Notice or the Termination Notice or any other joint notice from Purchaser and the Companies regarding disbursal of the Fund on or before August 31, 2002, then, on the next succeeding business day Escrow Agent shall disburse the Fund and the Interest to Purchaser.

         4.4 MANNER OF PAYMENT. All payments by Escrow Agent pursuant to this
Section 4 shall be made by wire transfer in immediately available funds to a bank account designated in writing by the payee at least two (2) business days prior to the payment date.

         5. JOINT INSTRUCTIONS. Anything herein to the contrary notwithstanding, Escrow Agent is authorized and directed to deliver and disburse the Fund, or any part thereof, as directed from time to time in joint written instructions signed by Purchaser and the Companies.

         6. NO MODIFICATION OF ASSET PURCHASE AGREEMENT. Nothing in this Agreement shall in any way alter or amend, or be construed to alter or amend, any of the terms, conditions or other provisions of the Asset Purchase Agreement or affect the interpretation of any thereof.

         7. PROVISIONS REGARDING ESCROW AGENT. The following provisions shall control with respect to the rights, duties and liabilities of Escrow Agent:

         7.1. DUTIES, LIABILITY, OTHER AGREEMENTS. Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may be incurred as a result of Escrow Agent so acting or failing to so act; provided, however, Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement. Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be bound in any way by any agreement or contract, including but not limited to the Asset Purchase Agreement, between Purchaser and the Companies, whether or not Escrow Agent has knowledge of any such agreement or contract.

         7.2. MODIFICATION AND AMENDMENTS. The provisions of this Agreement may be supplemented, altered, amended, modified or revoked only by a writing, signed by Purchaser and the Companies and approved in writing by Escrow Agent.

         7.3. NOTICES. All notices and other communications required or permitted hereunder to be given by Escrow Agent to either Purchaser, the Companies, or both shall be in writing and shall be telecopied or mailed, certified mail, postage prepaid, or otherwise delivered by hand or by a nationally recognized overnight courier, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party and the Escrow Agent in accordance with this provision:

                  If to the Companies:  ChoicePoint, Inc.
                                        1000 Alderman Drive
                                        Alpharetta, Georgia  30005
                                        Attention:  General Counsel

                                        Telephone:  770.752.5745
                                        Facsimile:  770.752.5939

                  If to Purchaser:      Matria Healthcare, Inc.
                                        1850 Parkway Place
                                        12th Floor
                                        Marietta, Georgia  30067
                                        Attention:  General Counsel
                                        Telephone:  770.767.8332
                                        Facsimile:  770.767.7769

         All such notices and communications shall be effective when delivered by hand or by a nationally recognized overnight courier, or, in the case of mail, upon receipt of such mail, or, in the case of facsimile transmission, upon receipt of confirmation of delivery at the sender's fax machine. Notice to Escrow Agent may be thus given to Escrow Agent's address set forth above or via telecopy to the following facsimile number: .

         7.4 SECURITY INTEREST, FINANCING STATEMENT. Purchaser and the Companies each warrant to and agree with Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Fund or any part of the Fund; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Fund or any part of the Fund; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part of the Fund or to file any financing statement under the uniform Commercial Code of any jurisdiction with respect to the Fund or any part thereof.

         7.5 DISAGREEMENT AS TO FUND. As an additional consideration for and as an inducement for Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, Escrow Agent shall be entitled, at the option of Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Fund or any part of such Fund. Anything herein to the contrary notwithstanding, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties. Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Fund or any part thereof or to otherwise act hereunder, as stated above, unless and until: (i) the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Fund; or, (ii) the parties have reached an agreement resolving their differences and have notified Escrow Agent in writing of such agreement and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement. In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all money and property comprising the Fund and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

         7.6. FEES AND EXPENSES OF ESCROW AGENT. Purchaser and the Companies jointly and severally agree to pay Escrow Agent the sum of Two Thousand, Five Hundred Dollars ($2,500) for its ordinary services hereunder as set forth on Exhibit A attached hereto. In addition, each of the parties hereto jointly and severally agree to pay to Escrow Agent its expenses incurred in connection with this Agreement, including but not limited to the actual cost of legal services in the event Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to Escrow Agent within thirty (30) days following receipt by the parties hereto of a written statement setting forth such expenses. The parties hereto jointly and severally agree that, in the event any controversy arises under or in connection with this Agreement or the Fund or Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Fund, to pay to Escrow Agent reasonable compensation for its extraordinary services and to reimburse Escrow Agent for all costs and expenses associated with such controversy or litigation. As security for all fees and expenses of Escrow Agent hereunder and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of the parties hereto to indemnify Escrow Agent as set forth in Section 7.13 hereof, Escrow Agent is hereby granted a security interest in and a lien upon the Fund, which security interest and lien shall be prior to all other security interests, liens or claims against the Fund or any part thereof.

         7.7. AUTHORITY OF SIGNING PARTIES. Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or right of Purchaser or the Companies (or their respective agents) to execute or deliver this Agreement or any documents, certificates, or payments deposited, delivered or given hereunder.

         7.8. NO LIABILITY FOR LAPSE OF RIGHTS. Escrow Agent shall not be liable for the lapse of any rights under any statute of limitations or by reason of laches with respect to this Agreement or any funds, securities, documents or papers deposited, delivered or given hereunder.

         7.9. EFFECT OF ASSET PURCHASE AGREEMENT. Escrow Agent shall not be bound by any of the terms or conditions of the Asset Purchase Agreement.

         7.10. RESIGNATION. Escrow Agent may resign at any time from it obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than ten (10) days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

         7.11. REPLACEMENT. At their option, the Companies and Purchaser may terminate the appointment of Escrow Agent hereunder and appoint a bank or other person as escrow agent in its place. Upon any such appointment, the escrow agent so replaced shall deliver to the successor escrow agent all funds, securities, documents, instruments, checks, certificates and agreements held by it hereunder and the successor escrow agent shall assume all rights and duties of "Escrow Agent" hereunder.

         7.12. DISCHARGE. Escrow Agent, having delivered all of the funds, securities, documents, instruments, checks, certificates or agreements pursuant to the terms of this Agreement, shall be discharged from any further obligation hereunder.

         7.13. LEGAL ACTIONS, INDEMNIFICATION. Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this paragraph, shall be furnished. Purchaser and the Companies jointly and severally agree to indemnify Escrow Agent and it officers, directors, employees and agents and save Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted against Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with Escrow Agent's capacity as such under this Agreement by any person or entity. For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of Purchaser or the Companies, (b) the appointment of Escrow Agent as escrow agent under this Agreement, or (c) the performance by Escrow Agent of its powers and duties under this Agreement; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including but not limited to attorneys', accountants' and other professionals' fees, litigation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of Escrow Agent or any such officer, director, employee or agent (each referred to hereinafter as an "Indemnified Party"), Purchaser and the Companies jointly and severally agree to assume the investigation and defense of any Claim, including the employment of counsel acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, the Indemnified Party shall have the right, and Purchaser and the Companies jointly and severally agree to pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to either Purchaser or the Companies. Purchaser and the Companies hereby agree that the indemnifications and protections afforded Escrow Agent in this section shall survive the termination of the Agreement.

         8. MISCELLANEOUS PROVISIONS.

         8.1. COUNTERPARTS. Whenever in this Agreement Purchaser and the Companies are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts by Purchaser and the Companies and such counterparts shall be deemed to be one instrument. Further, this Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

         8.2. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that no assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement shall be binding upon any party, including Escrow Agent, unless all fees, costs and expenses incident thereto shall have been paid and then only upon the assent thereto by all parties in writing.

         8.3. MEANING OF TERMS. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa.

         8.4. GOVERNING LAW AND VENUE. This Agreement is to be governed by and construed in accordance with the laws of the State of Georgia. Any suit brought hereon shall be brought in the state or federal courts sitting in Atlanta, Georgia, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in-personam jurisdiction over it and consents to service of process in any manner authorized by Georgia law.

         8.5. PARAGRAPH HEADINGS. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         8.6. ATTORNEY'S FEES. If Escrow Agent, the Companies or Purchaser shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party or parties shall pay to the prevailing party or parties all attorneys' fees and costs actually incurred by the prevailing party or parties, in addition to any other relief to which it or they may be entitled. As used in this Section 8.6, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

         8.7. FURTHER ASSURANCES ON OR AFTER CLOSING. Notwithstanding anything herein or in the Asset Purchase Agreement to the contrary, each party hereto shall perform such acts and things and make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement.

         8.8. OTHER PARTIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         8.9. TIME OF THE ESSENCE. Time is of the essence in the performance of each of the duties and obligations of the parties hereunder and the satisfaction of each of the conditions precedent set forth herein.


                                  [END OF TEXT]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the Closing Date, to be effective as of the Closing Date.


                                            MATRIA HEALTHCARE, INC.
                                            ("Purchaser")


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


                                            CHOICEPOINT HEALTH SYSTEMS, INC.
                                            ("Company")



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


                                            CHOICEPOINT SERVICES, INC.
                                            ("Company")


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


ESCROW AGENT

ACCEPTED ON ____________________, 2002


By:
   --------------------------------
Title:
      -----------------------------

                                    EXHIBIT A

                                                                       EXHIBIT E


                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT (the "Agreement") is made and entered into this 6th day of February, 2002 by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser" or "Matria"), CHOICEPOINT SERVICES, INC., a Georgia corporation ("ChoicePoint"), and CHOICEPOINT HEALTH SYSTEMS, INC., a Kansas corporation ("CHS, Inc.").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated February 6, 2002, by and among Purchaser, ChoicePoint and CHS, Inc., Purchaser has agreed to assume and observe, perform and discharge, as the case may be, as of the Closing Date, certain debts, liabilities and obligations of CHS, Inc. as set forth more specifically in
Section 1.4 of the Purchase Agreement (collectively, the "Assumed Liabilities"); and

         WHEREAS, Purchaser wishes to enter into this Assumption to carry out the intent and purpose of the Purchase Agreement to assume from CHS, Inc. the Assumed Liabilities;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. ASSUMPTION. Purchaser hereby assumes and shall perform or discharge, on or after the Closing Date, subject to Section 3 hereof, the Assumed Liabilities.

         3. EXCLUDED LIABILITIES. Notwithstanding anything else contained herein to the contrary, Purchaser shall not be deemed to have assumed, nor shall Purchaser assume any of the Excluded Liabilities, as set forth more specifically in Section 1.5 of the Purchase Agreement.

         4. THIRD PARTIES. The assumption by Purchaser of the Assumed Liabilities herein provided is not intended by the parties to expand the rights and remedies of any third party against Purchaser in respect of such Assumed Liabilities as compared to the rights and remedies which such third party would have had against either ChoicePoint or CHS, Inc. in respect of such Assumed Liabilities had Purchaser not consummated the transactions contemplated by the Purchase Agreement. Purchaser shall have all rights which either ChoicePoint or CHS, Inc. may have or have had to defend or contest any such claim or demand.

         5. SUBJECT TO PURCHASE AGREEMENT. The scope, nature and extent of the Assumed Liabilities are expressly set forth in the Purchase Agreement. Nothing contained herein shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement in any manner whatsoever. This instrument does not create or establish liabilities or obligations not otherwise created or existing under or pursuant to the Purchase Agreement. In the event of any conflict or other difference between the Purchase Agreement and this instrument, the provisions of the Purchase Agreement shall control.

         6. BINDING EFFECT. This Assumption shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         7. GOVERNING LAW. The validity and effect of this Assumption and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to principles of conflicts of law.

         8. ASSIGNMENT. No party hereto may assign this Assumption, in whole or in part, without the prior written consent of the other parties hereto, and any attempted assignment not in accordance herewith shall be null and void and of no force and effect. Provided, however, that Matria may assign this Assumption, in whole or in part, to an affiliate of Matria, without the consent of the other parties hereto, in which case Matria shall nonetheless remain liable for the performance of all of its obligations hereunder.

         9. WAIVER; AMENDMENT. No waiver, termination or discharge of this Assumption, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. No waiver by any party hereto of any term or provision of this Assumption or any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Assumption may not be modified or amended except by a writing executed by all parties hereto.

         10. FURTHER ASSURANCES. Each party hereto agrees to take any and all actions, including the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Assumption.

         11. COUNTERPARTS; FAX SIGNATURES. This Assumption may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Assumption. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Assumption, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.


                                  [END OF TEXT]

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Assumption as of the day and year first above written.

                                            "Matria"

                                            MATRIA HEALTHCARE, INC.


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                            "CHS, Inc."

                                            CHOICEPOINT HEALTH SYSTEMS, INC."


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


                                            "ChoicePoint"

                                            CHOICEPOINT SERVICES, INC.


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------